EXHIBIT INDEX


Exhibit
Number                                 Document
10.32 Agreement by E-TEK Dynamics Group, Inc. to Purchase all Shares of SMC Kaifa (Holdings) Ltd., dated July 27, 199
99 Press Release of Registrant, dated July 27, 1999, announcing Registrant's agreement to acquire Kaifa

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                            Share Purchase Agreement


      THIS SHARE PURCHASE AGREEMENT (this "Agreement"), made and entered into this 27th day of July, 1999, by and among (1) E-TEK Dynamics, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("E-TEK"), (2) E-TEK Dynamics Group, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("Purchaser"); (3) SMC Optics Communications Corporation, a company incorporated in the British Virgin Islands ("SMC"), and (4) Cylinder Company Limited, a company incorporated in the British Virgin Islands ("Cylinder"), (SMC and Cylinder shall be collectively referred to herein as "Sellers", and each a "Seller").

                                    RECITALS

A. SMC owns 25,474,000 shares and Cylinder owns 19,512,000 shares (collectively, the "Shares") of the issued and outstanding voting shares with no par value per share, of SMC KAIFA (Holdings) Ltd., a company organized and existing under the laws of the British Virgin Islands (the "Company").

B. The Shares constitute all of the issued and outstanding capital stock of the Company.

C. It is a key business objective of E-TEK to establish or acquire a manufacturing facility for the manufacture and production of optical communications components in the People's Republic of China, and one of the Acquired Entities, KAIFA PRC, has such a manufacturing facility in the Shunde, Guangdong Province, People's Republic of China.

D. Purchaser desires to purchase the Shares, and Sellers desire to sell the Shares upon the terms and the conditions and for the consideration set forth in this Agreement, and the parties wish to support this transaction by entering into certain agreements with, and providing certain representations, warranties and covenants to, each other.

      In consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

1.    Definitions and Interpretation

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

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            "Affiliate"  means,  with  respect  to any  person,  (i) any  person directly or indirectly controlling, controlled by, or under common control with such person, (ii) any person owning, directly or indirectly, fifty percent (50%) or more of the outstanding voting interests of such person, or (iii) any officer, director, general partner, trustee or beneficiary of such person. For purposes of this definition, the term "controls", "is controlled by", or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person through the ownership of voting securities.

            "Amended Articles of Association of KAIFA PRC" shall mean the Amended Articles of Association of KAIFA PRC as a wholly foreign-owned enterprise, substantially in the form attached in Exhibit F.

            "Ancillary Agreements" shall mean the Escrow Agreement, the Employment Agreements, the Confidentiality and Invention Assignment Agreements, and any other agreements, certificates and documents annexed hereto as Exhibits or Schedules or delivered pursuant to this Agreement.

            "Applicable Law" shall mean, with respect to any person, all laws, ordinances, rules, regulations, Orders, injunctions, notices, Approvals or judgments of any Government Authority which apply to that person, its properties and/or its business.

            "Approvals" shall mean all consents, no-action letters, governmental licenses, registrations, authorizations, filings, permits and approvals, and all applications therefor.

            "Acquired Entities" shall mean, collectively, the Company, KAIFA USA and KAIFA PRC, and "Acquired Entity" shall mean each or any one of them.

            "1998  Balance  Sheet" shall have the meaning set out in
Section 4.3.1.

            "Claim" shall have the meaning set out in Section 11.3.2.

            "Closing" shall have the meaning set out in Section 3.4.

            "Closing Date" shall have the meaning set out in Section 3.4.

            "Confidentiality Agreement" shall mean the letter agreement dated June 11, 1999 entered into by E-TEK, the Company and its Affiliates, as amended.

            "Confidentiality and Invention Assignment Agreement" shall mean the proprietary information and inventions agreement of E-TEK, substantially in the form of Exhibit C, to be executed by each of the employees of the Acquired Entities listed on Schedule 2.5.

            "Consideration Shares" shall mean all of the E-TEK Common Stock issued to Sellers and payable as part of the Purchase Consideration under
Section 2.4.

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            "Contract"   shall  mean  any   agreement,   contract,   obligation,
commitment,  promise,   understanding,   lease,  license,  franchise,  warranty,
guaranty, mortgage, note, bond, or other instrument or obligation (whether written or oral and whether express or implied) that is legally binding.

            "Employment  Agreement"  shall have the meaning set out in
Section 2.5.

            "Encumbrance" shall mean any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            "Escrow Agent" shall mean the Escrow Agent appointed under the Escrow Agreement.

            "Escrow Agreement" shall mean the Escrow Agreement, substantially in the form attached as Exhibit A, to be entered into among E-TEK, Purchaser, Sellers and the Escrow Agent.

            "E-TEK Common Stock" shall mean the common stock in the capital of E-TEK, each share with a par value of US$0.001.

            "E-TEK Stock Option Plan" shall mean the E-TEK 1998 Stock Plan, adopted by E-TEK's shareholders in November, 1998, as amended from time to time.

            "Financial  Statements"  shall  have  the  meaning  set  forth  in
Section 4.3.1.

            "Government Authority" shall mean any international, national, state, federal, provincial, county, municipal, district, or local government body, or any public administrative or regulatory agency, political subdivision, commission, board or body, or representative of any of the foregoing, foreign or domestic, established by any such government or government body.

            "Hazardous Materials" shall mean any pollutant, contaminant, hazardous or toxic waste, material or substance, oil or petroleum product, as defined in or pursuant to the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substance Control Act, the Superfund Amendments and Reauthorization Act, the Federal Water Control Act, the Occupational Safety and Health Act, and all other Applicable Law relating to pollution, safety, health or protection of the environment, used, produced, discharged or emitted by any Acquired Entity other than products intended to be sold in the usual and ordinary course of business.

            "Holdback" shall mean that portion of the Purchase Consideration identified in Section 2.4 to be held in escrow pursuant to Section 3.3.

            "Intellectual Property Rights" shall mean and include all of the patents, trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade secrets, designs, mask work rights, copyrights, registrations, applications and extensions and all related proprietary rights used by any Acquired Entity.

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            "Investors" shall have the meaning set forth in Section 4.2.4.

            "KAIFA PRC" shall mean Shunde SMC Kaifa Optics Communications Limited, a Sino-foreign cooperative joint venture established under the laws of the PRC by the Company and Shunde Beijiao Economic Development Company, a PRC legal person enterprise, with its registered address at Zone No. 9, Beijiao Economic Industrial Zone, Shunde, PRC.

            "KAIFA Shenzhen" shall mean Shenzhen Kaifa Technology Co., Ltd., a publicly-traded company on the Shenzhen Stock Exchange of the PRC, established under the laws of the PRC with its registered office at Kaifa Complex, Catian Road, Futian Industrial District, Shenzhen, PRC.

            "KAIFA USA" shall mean U.S.A. KAIFA Technology, Inc., a corporation organized and existing under the laws of the State of California, U.S.A., which is a wholly-owned subsidiary of the Company.

            "Key Employees" shall mean those key employees of each Acquired Entity identified as such in Schedule 2.5.

            "Latest  Balance  Sheet"  shall  have  the  meaning  set  forth in
Section 4.3.1.

            "Latest Financial  Statements" shall have the meaning set forth in
Section 4.3.1.

            "Liabilities" shall include liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles).

            "Loss" shall mean any Liability, loss, damage, claim, demand, fine, punitive damages, cost, deficiency, obligation, or expense (including any penalty and any reasonable legal fees and costs) incurred by a party to this Agreement, whether or not involving a third party claim.

            "Malfunction" shall mean the failure without error or delay to: (i) accurately recognize dates falling before, on or after the year 2000; (ii) accurately record, store, retrieve and process data input and date information;
(iii) function in a manner which does not create any ambiguity as to century; and (iv) accurately manage and manipulate single century and multi-century formulae, including leap year calculations, if the failure causes a material adverse effect.

            "MOFTEC" shall mean the Ministry of Foreign Trade and Economic Cooperation of the PRC.

            "Order" shall mean any writ, award, decision, injunction, judgment, order, decree, ruling, assessment, or verdict entered, issued, made, or rendered issued by any Tribunal.

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            "Organizational Documents" shall mean any charter, articles, bylaws,
certificate,   statement,  statutes,  or  similar  document  adopted,  filed  or registered in connection with the creation, formation, or organization of an entity, and any Contract among the investors, shareholders, or members of an entity.

            "PRC" shall mean the People's Republic of China (excluding for purposes of this Agreement, Hong Kong Special Administrative Region, Macau and Taiwan).

            "PRC Lease Agreement" shall mean a lease agreement between Shunde SMC Multi-Media Products Co., Ltd. and KAIFA PRC containing all of the terms set forth in Exhibit G, together with such other terms, and in a form acceptable to E-TEK and Purchaser.

            "Purchase  Consideration"  shall  have the  meaning  set  forth in
Section 2.3.

            "Purchaser's Counsel" shall mean the San Francisco/Palo Alto offices of Baker & McKenzie.

            "Real Estate" shall mean the real property or premises on which any Acquired Entity's business has been conducted or is being conducted.

            "SAIC" shall mean the State Administration for Industry and Commerce of the PRC.

            "SEC"  shall  mean  the  United  States  Securities  and  Exchange
Commission.

            "SEC Documents" shall have the meaning set forth in Section 6.4.

            "Securities Act" shall mean the United States Securities Act of 1933, as amended.

            "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

            "Shares" shall have the meaning set out in paragraph A of the Recitals.

            "SMC Parent" shall mean the parent company of SMC, Shell Electric Mfg. (Holdings) Company, a company incorporated in Hong Kong with limited liability.

            "SMC Parent Guarantee" shall mean the Guarantee to be executed by the SMC Parent in favor of Purchaser and E-TEK pursuant to Section 11.1.4, substantially in the form of Exhibit E.

            "Stock Option Plan" shall mean E-TEK's current stock option plan, a copy of which is attached as Exhibit D.

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            "Transfer and Conversion Contract" shall mean the Contract to Assign
Registered Capital and to Convert Cooperative Joint Venture into Wholly Foreign-Owned Enterprise between Shunde Beijiao Economic Development Company and the Company with respect to KAIFA PRC, substantially in the form of Exhibit F.

            "Tribunal"  shall mean (i) any court  (including a court of equity);
(ii) any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality; (iii) any securities commission, stock exchange or other regulatory or self-regulatory body; (iv) any board of trade, chamber of commerce or other business or professional organization or association; (v) any arbitrator or arbitration tribunal; and (vi) any other tribunal; whether domestic or foreign.

            "United States Dollars" or "US$" shall mean the lawful currency of the United States of America.

  1.2   Other Terms. In this Agreement:

          (a) The term "best efforts" shall refer to the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that the result is achieved as expeditiously as possible;

          (b) With respect to any representation or warranty made to the "knowledge" of a person, (i) an individual shall be considered to have knowledge of a fact or other matter, if the individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, (ii) an entity will be considered to have "knowledge" of a fact or other matter if any individual who is serving as a director, senior manager or executive officer, partner, executor, or trustee of such entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter (as defined in (i)), and (iii) Sellers shall be considered to have knowledge of any fact or matter known to an Acquired Entity;

          (c) Something would be considered to have a "material adverse effect" on an Acquired Entity if it (i) materially adversely affects the financial or other condition or result of operations, assets, Liabilities, equity, business or prospects of an Acquired Entity, (ii) materially impedes the ongoing operations of an Acquired Entity, or (iii) significantly adversely affects a material asset of an Acquired Entity;

          (d) The phrase "ordinary course of business" shall refer to the normal operation of Acquired Entity, consistent with its past practice;

          (e) The terms "include" or "including" shall indicate examples of a foregoing general statement and not a limitation on that general statement.

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          (f) The term "person"  shall refer to an individual or an entity,  and
     "entity" shall refer to a corporation, a share company, a limited liability company, joint venture, partnership, trust, business trust, association or any other body, foreign or domestic, with legal personality separate from its shareholders or members, and where the context so permits, their heirs, executors, administrators, legal representatives, successors and assigns.

          (g) A matter would be considered to have been "threatened" if any demand or statement has been made (whether orally or in writing) or any notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent person to conclude that such matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

  1.3 Construction. In this Agreement, unless the context requires otherwise, references to statutes or statutory provisions shall be construed as references to those statutes or statutory provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement or any other agreement referred to herein and therein shall be construed as references to such document as the same may be amended, or supplemented from time to time; unless otherwise stated, references to Sections are to sections of this Agreement and references to Schedules and Exhibits are to schedules and exhibits to this Agreement. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

2.    Agreement of Purchase and Sale; Consideration

  2.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, each of the Sellers hereby agrees to sell, transfer, assign and convey to Purchaser at the Closing, and Purchaser hereby agrees to, and E-TEK hereby agrees to cause Purchaser to, purchase and acquire from each of the Sellers and pay therefor at the Closing, all of such Seller's rights, title, and interest in and to the Shares.

  2.2 Title. Each Seller shall transfer its Shares to Purchaser hereunder, free and clear of any and all Encumbrances, except such restrictions on the transfer of those Shares by Purchaser following the Closing imposed by applicable securities laws and regulations.

  2.3 Consideration. Purchaser hereby agrees to, and E-TEK hereby agrees to cause Purchaser to, pay to Sellers, as consideration for the Shares: (i) Six Hundred and Ninety-Seven Thousand (697,000) shares of E-TEK Common Stock; and
(ii) cash in the aggregate amount of Nine Million Ninety-Two Thousand Six Hundred Thirty-Eight United States Dollars (US$9,092,638) (collectively, the "Purchase Consideration). The Purchase Consideration for the Shares shall be allocated to Sellers in proportion to their percentage interest in the Shares, the exact amount of which shall be as specified in Schedule 2.3.

  2.4 Payment. Purchaser shall, and E-TEK hereby agrees to cause Purchaser to, pay the Purchase Consideration as follows:

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          (a) Six Hundred Ninety Seven Thousand (697,000) shares of E-TEK Common
     Stock (the "Consideration Shares") shall be issued to Sellers at the Closing. The number of shares of E-TEK Common Stock to be issued to each Seller shall be as specified in Schedule 2.3; and

          (b) cash in the amount of Nine Million Ninety-Two Thousand Six Hundred and Thirty-Eight United States Dollars (US$9,092,638), of which (i) Three Million Ninety-Two Thousand Six Hundred and Thirty-Eight United States Dollars (US$3,092,638) shall be paid to Sellers at Closing; and (ii) the remaining Six Million United States Dollars (US$6,000,000) (the "Holdback") shall, at the Closing, be deposited with the Escrow Agent and held in escrow pursuant to the terms of Section 3.3 and the Escrow Agreement. The amount of the Holdback due to each Seller shall be as specified in Schedule 2.3.

  2.5 E-TEK Stock Options to Key Employees. Sellers shall use their best efforts to ensure that each of the Key Employees remains in employment with the respective Acquired Entity from the date hereof through the Closing and shall, as of the Closing Date and in accordance with Schedule 2.5, enter into a mutually  acceptable  employment  agreement  with  E-TEK or its  Affiliate  (the
"Employment Agreement"), substantially in the form of Exhibit B. In consideration of Dr. Vincent Au-Yeung's continued employment with KAIFA USA and/or E-TEK, E-TEK shall grant to Dr. Vincent Au-Yeung options to purchase shares under the E-TEK Stock Option Plan over a four (4) year vesting period. In consideration of Mr. Nicholas W. Yang's continued employment with KAIFA PRC and/or E-TEK, E-TEK shall grant to Mr. Nicholas W. Yang options to purchase shares under the E-TEK Stock Option Plan over a four (4) year vesting period. In addition, in consideration of the continued employment of the employees of KAIFA USA with KAIFA USA after the Closing, E-TEK shall, as of the Closing Date, grant to such employees (other than Dr. Vincent S. Au-Yeung) options to purchase up to an aggregate number of One Hundred Seventy-One Thousand Eight Hundred (171,800) shares of E-TEK's Common Stock under the E-TEK Stock Option Plan.

  2.6 Sellers' Piggyback Registration Rights. At any time within one (1) year after the Closing Date, Sellers shall have the right to require E-TEK to include the Consideration Shares in certain registrations of the E-TEK Common Stock in accordance with the terms and conditions set forth in Schedule 2.6.

3.    Escrow Arrangement and Closing

  3.1 Appointment of Escrow Agent. Prior to the Closing, the parties hereto shall have appointed the Escrow Agent pursuant to the Escrow Agreement, for the purposes of holding the Holdback to be put in escrow pursuant to Sections 2.4 and 3.3 and in accordance with the provisions of the Escrow Agreement.

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  3.2  Deliveries  of Shares and Purchase  Consideration.  At least two (2) days prior to the Closing Date, (i) each of the Sellers shall have delivered to Purchaser's Counsel the certificates representing all of the Shares owned by such Seller, together with the instrument or other evidence satisfactory to Purchaser's Counsel, duly executed in blank, sufficient to transfer to Purchaser title to the Shares; and (ii) E-TEK shall have delivered to Purchaser's Counsel the executed certificates representing all of the Consideration Shares that are to be dated and delivered to Sellers as part of the Purchase Consideration at the Closing under Section 2.4(a). At the time of the Closing, upon completion of the blanks in the transfer instrument of the Shares by Purchaser's Counsel, Purchaser's Counsel shall deliver to Purchaser all such share certificates and duly executed instrument for transfer of the Shares to Purchaser. At the same time, Purchaser's Counsel shall date and deliver to Sellers the Consideration Shares.

  3.3 Holdback Escrow Arrangement. At the Closing, Six Million United States Dollars (US$6,000,000) in cash shall be held in escrow by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, to secure and provide a source of funds for the indemnification obligations of Sellers under
Section 11.1.

  3.4 Closing. The consummation of the sale and purchase hereunder ("Closing") shall be effected at the offices of Purchaser's Counsel at 9:00 a.m. on August 30, 1999 or such other time or place as the parties may agree ("Closing Date").

  3.5 Sellers'  Closing  Obligations.  At the Closing,  Sellers shall deliver to
Purchaser:

          (a) certificates representing all the Shares owned by Sellers, and instruments or other evidence satisfactory to Purchaser's Counsel sufficient to transfer to Purchaser title to the Shares free and clear of all Encumbrances except as provided in Section 2.2, duly executed by Sellers and delivered in accordance with Section 3.2;

          (b) the Employment Agreements, duly executed by the Key Employees;

          (c) the Confidentiality and Invention Assignment Agreements, duly executed by those employees listed on Schedule 3.6;

          (d) a certificate executed by a director of each of the Sellers representing and warranting to Purchaser and E-TEK that each of the Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

          (e) the SMC Parent Guarantee, duly executed by the SMC Parent, together with either (i) copies of the Memorandum and Articles of Association of SMC Parent showing that SMC Parent has the power to enter into the SMC Parent Guarantee, board resolutions of SMC Parent evidencing the authority of the signatory signing the SMC Parent Guarantee for and on behalf of the SMC Parent, duly certified by a director of SMC Parent, or
     (ii) a legal opinion as to such matters of Hong Kong law satisfactory to Purchaser's Counsel;

          (f) resignation of directors, effective seven (7) days after the Closing Date, duly signed by each of the directors of the Company, KAIFA USA, and KAIFA PRC in office immediately prior to the Closing Date;

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          (g)  written  consents  from SMC Parent  and  Shunde  SMC  Multi-Media
     Products Co., Ltd., respectively, consenting to KAIFA PRC's use of the English and Chinese name of "SMC" throughout the term of operation of KAIFA PRC (including any extensions thereof).

  3.6 Purchaser's Closing Obligations. At the Closing, E-TEK or Purchaser, as appropriate, shall deliver to Sellers:

          (a) Six Hundred Ninety Seven Thousand (697,000) shares of E-TEK Common Stock issued to Sellers in accordance with Section 2.4(a);

          (b)  the  sum of  US$3,092,638  to the  Sellers,  in  accordance  with
     Schedule 2.3, and the remaining US$6,000,000 to the Escrow Agent by wire transfer to a trust bank account specified by the Escrow Agent;

          (c) a certificate executed by an officer of Purchaser to the effect that, except as otherwise stated in such certificate, each of Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

          (d) a certificate executed by an officer of E-TEK to the effect that, except as otherwise stated in such certificate, each of E-TEK's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

          (e) counterparts of the Employment Agreements, duly executed by E-TEK or its Affiliate as of the Closing, as appropriate;

          (f) a counterpart of the Confidentiality and Invention Assignment Agreements, duly executed by E-TEK or its Affiliate as of the Closing, as appropriate; and

          (g) Checks, in the aggregate amount of Two Hundred Three Thousand Seven Hundred Fifteen United States Dollars (US$203,715), dated two (2) days after the Closing Date, payable to the employees of KAIFA USA, as provided on Schedule 3.6, in consideration for the release of claims with respect to proposed options, issued by such employees of KAIFA USA pursuant to Section 9.10.

  3.7 Failure to Close. In the event that this Agreement is terminated pursuant to Section 12, within three (3) business days after the date of termination, Purchaser's Counsel shall (i) return the Share certificates and their transfer instruments to Sellers.

4.    Representations and Warranties of Sellers

      All representations and warranties contained herein shall survive the Closing as provided in Section 11.4, and none shall merge into any Closing document. As of the date hereof and as of the Closing Date, each of the Sellers, jointly and severally (except as otherwise provided in any of the provisions of this Section 4 below), hereby represents and warrants to Purchaser and E-TEK, as follows:

  4.1 Power and Authority. Each Seller severally represents as to itself, and jointly and severally represents as to the Acquired Entities, that it and each Acquired Entity has the full corporate power and authority to enter into, execute, deliver, and perform this Agreement and all Ancillary Agreements to which they are a party. Each Seller severally represents as to itself, and jointly as to each Acquired Entities that the execution, delivery and performance of this Agreement and such Ancillary Agreements, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate and other actions of such Seller and each Acquired Entity, as applicable. Each Seller severally represents as to itself, and jointly as to each Acquired Entities that this Agreement and such Ancillary Agreements, when executed and delivered by Sellers and/or each Acquired Entity (as applicable) and, assuming the due authorization, execution and delivery hereof and thereof by E-TEK and/or Purchaser (as applicable), shall be the valid and binding obligations of Sellers and/or the Acquired Entities (as applicable), enforceable against them in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

  4.2   Status and Qualification; Capitalization

          4.2.1

          (a) Each Seller severally represents as to itself that: (i) it is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands; (ii) it has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned by it require it to qualify to transact business, except for failures to be so qualified or in good standing that would not, in the aggregate, have a material adverse effect on the Seller or on the transactions contemplated hereby.

          (b) Each Acquired Entity is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each Acquired Entity has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned by it require it to qualify to transact business, except for failures to be so qualified or in good standing that would not, in the aggregate, have a material adverse effect on the Acquired Entity or on the transactions contemplated hereby. Except for KAIFA USA and KAIFA PRC, the Company has no subsidiary, owns no shares in the capital of any other corporation or interest in any other entity and has not agreed to acquire any subsidiary or any shares in the capital of any other corporation or interest in any other entity.

          4.2.2 The Company is an international business company incorporated in the British Virgin Islands having authorized capital stock consisting of:
     80,000,000 shares of voting stock with no par value per share, of which 44,986,000 are issued and outstanding; 80,000,000 shares of non-voting stock, with no par value per share, none of which is issued and outstanding. No options have been granted by the Company to acquire shares of its common stock. Schedule 4.2.2A lists all persons owning shares of any class of the Company's stock, as well as the amount and nature of stock held by each such person. Schedules 3.6 and 13.2.7 list all persons to whom the Company has proposed be, but the Board of Directors of the Company has not yet, granted options or warrants to acquire any of the Company's capital stock, as well as the amount of stock covered by each such proposed option or warrant, and the exercise price therefor. The Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company. All of the Shares are validly issued, fully paid and non-assessable and are owned of record and beneficially by Sellers, free and clear of any Encumbrances. Except as described in Schedule 4.2.2B, there are no agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Company, and no such agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Company (including the Shares) will be issued, entered into, or granted prior to the Closing Date without the prior written approval of Purchaser.

          4.2.3 Except as described in Schedules 3.6 and 13.2.7, there are no agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of any Acquired Entity other than the Company, and no such agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of any Acquired Entity other than the Company will be issued, entered into, or granted prior to the Closing Date without the prior written approval of Purchaser.

          4.2.4 KAIFA PRC is a Sino-foreign cooperative joint venture established under the laws of the PRC, with a manufacturing facility located at No. 18 San Yue East Road, Beijiao Industrial Park, Beijiao, Shunde, Guangdong, PRC. The investors of KAIFA PRC (the "Investors") and their respective percentage interests in the registered capital of KAIFA PRC as of the date hereof are listed in Schedule 4.2.4. As of the date hereof, KAIFA PRC has an approved total investment of Seven Hundred Thousand United States Dollars (US$700,000) and registered capital of Five Hundred Thousand United States Dollars (US$500,000). All of its registered capital has been fully paid in and has been duly verified with a capital verification report issued by Shunde City Certified Public Accountants on October 9, 1997, a copy of which has been delivered to Purchaser.

          4.2.5 Each Seller, severally and not jointly, represents that it has the absolute right, power and capacity to sell, assign and deliver its Shares to Purchaser, and has good and marketable title to its Shares, free and clear of all Encumbrances except as provided in Section 2.2.

  4.3   Financial Condition

          4.3.1 Sellers have delivered to Purchaser and E-TEK true and complete copies of (i) the consolidated balance sheet of the Company and balance sheet of each of the other Acquired Entities at December 31, 1998 (the "1998 Balance Sheet"), and the consolidated profit and loss account and consolidated cash flow statement of the Company, and the statement of shareholder equity of KAIFA USA, and the statement of income of each Acquired Entity for the twelve (12) months ended December 31, 1998, together with the respective report thereon of the certified public accountants of each Acquired Entity (collectively, the "Financial Statements"), and (ii) an unaudited balance sheet and either a profit and loss account or statement of income of each Acquired Entity for the five
     (5) months ended May 31, 1999 (the "Latest Financial Statements", said balance sheet being the "Latest Balance Sheet"), true and complete copies of the Latest Financial Statements are attached as Schedule 4.3.1. The Financial Statements and Latest Financial Statements fairly present the financial condition, assets, liabilities, equity and results of operations of each Acquired Entity, as applicable, as of their respective dates and during the respective periods, are correct and complete in all material respects, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. All material assets and liabilities of each Acquired Entity are reflected on its 1998 Balance Sheet and its Latest Balance Sheet, except those not required to be set forth in them under applicable generally accepted accounting principles. Sellers have also delivered to Purchaser an unaudited balance sheet and either a profit and loss account or a statement of income of each Acquired Entity for the month ending June 30, 1999 (the "June 1999 financial statements"). All of the June 1999 financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition, assets, liabilities, equity and results of operations of each Acquired Entity as at June 30, 1999.

          4.3.2 Except as indicated on Schedule 4.3.2, each Acquired Entity's inventories are not obsolete or damaged, are fit for their particular use, and are not defective, such that they are of a quantity and quality usable or salable in the ordinary course of the business of such Acquired Entity for the amounts reflected on its Latest Balance Sheet, subject to changes in the ordinary course of business and any reserve or provision made thereto. All inventories reflected on the Latest Financial Statements are stated at not more than the lower of cost or fair market value thereof, with adjustments for obsolete, damaged or otherwise not readily marketable items. Set forth on Schedule 4.3.2 hereto is a complete list of the addresses of all warehouses or other facilities in which inventories are located as of the date hereof.

          4.3.3 Each Acquired Entity's accounts receivable are valid receivables, to the knowledge of each Seller and the Acquired Entity are collectible to the extent of the excess thereof over any reserves set forth on its Latest Balance Sheet, and to the knowledge of each Seller and the Acquired Entity, are subject to no defenses, counterclaims or set-offs.

  4.4 Absence of Undisclosed Liabilities. None of the Acquired Entities has any Liabilities which obligate the Acquired Entities to pay in excess of Twenty-Five Thousand United States Dollars (US$25,000) (including liabilities for taxes and interest and penalties thereon) except (i) the liabilities set forth on their respective Latest Financial Statements, (ii) the Liabilities set forth on
Schedule 4.4 hereto, (iii) Liabilities incurred in the ordinary course of business since May 31, 1999, and (iv) those Liabilities incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements that do not exceed a total amount of Fifty Thousand United States Dollars (US$50,000) in the aggregate. To the knowledge of Sellers, there is no basis for the assertion against any Acquired Entity of any such Liability not fully reflected in the Latest Financial Statements.

  4.5   Taxes.

          4.5.1 Each Acquired Entity has filed with the appropriate Government Authority all required tax returns, is not in default with respect to any such filing, is not delinquent in payment of any taxes shown to be due on any such tax return or claimed to be due by any taxing authority, and has paid or made on the Latest Balance Sheet adequate provision or reserves for all taxes (including but not limited to, all income, withholding, corporate, excise, sales, use and value added taxes, real and personal property taxes, occupation taxes, payroll and social security taxes, and interest and penalties) payable by it, or attributable to all periods ending on or prior to the date of the Latest Balance Sheet. No Acquired Entity has been given any waiver or extension of any period of limitation governing the time of assessment or collection of any tax. No deficiency in any tax payment is claimed by any tax authority for any taxable years of any Acquired Entity. There are no tax audits currently pending with respect to any Acquired Entity. To the knowledge of any Seller, there is no basis for assessment of any deficiency in any income taxes or any other taxes or governmental charges against any Acquired Entity.

          4.5.2 No Acquired Entity is a party to, and is not bound by, any tax indemnification agreement, tax sharing agreement or tax allocation agreement with any other person, and no Acquired Entity is responsible for any tax obligation or Liability of any such other person.

          4.5.3 No Acquired Entity has, and has at any time ever had, a taxable presence or permanent establishment in any country ("foreign country") other than the country of its incorporation, under the Applicable Laws of such foreign country or under any Income Tax Treaty between that foreign country and its country of incorporation.

  4.6 Absence of Certain Changes. Except as disclosed on Schedule 4.6, since December 31, 1998, there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities, equity, operations, business or prospects of any Acquired Entity;

          (b)  any  Liability   incurred  by  any  Acquired  Entity  other  than
     Liabilities incurred in the ordinary course of business that in the aggregate would not have a material adverse effect on the Acquired Entity;

          (c) any damage, destruction or loss, whether or not covered by insurance, materially or adversely affecting any material asset of any Acquired Entity;

          (d) any Encumbrance placed on, or any claim, right or interest of any third party of any nature whatsoever asserted against, any material asset of any Acquired Entity;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase or sale or other disposition, of any material asset of any Acquired Entity other than in the ordinary course of business of the Acquired Entity, and if in the ordinary course of business, having a value in excess of Seventy Five Thousand United States Dollars (US$75,000);

          (f) any material change in the compensation or benefits payable or to become payable by any Acquired Entity to any of its employees or agents or any new bonus payment or arrangement or employee benefit made to or with any of them, except as otherwise provided in this Agreement;

          (g) any material change with respect to the management or supervisory personnel of any Acquired Entity;

          (h) any dividend declared or paid or any other stockholder payment or distribution with respect to the Shares or a purchase or redemption of any of the securities of the Company or the execution of any agreement or commitment to do so; or

          (i) any other event or condition of any character that may have a material adverse effect on any Acquired Entity.

  4.7 Real  Property.  None of the  Acquired  Entities  own any  real  property.
Schedule 4.7 sets forth a list and summary description of (i) all of the real property which is used (identified as such) in the business of each Acquired Entity, including all land, buildings and other structures and improvements and fixtures located on such land (collectively, the "Real Property"), and a list of
(ii) all leases, subleases, or other agreements that allow the use or occupancy of the Real Property, or any portion thereof, or that give or grant any rights therein (collectively, the "Real Property Leases"). Each Acquired Entity has valid and outstanding leasehold interests in all Real Property that it leases from others and the improvements situated thereon. All such Real Property is in good repair and operating condition, normal wear and tear and required maintenance (which has heretofore been regularly performed) excepted, are suitable and fit for the purposes for which they are currently being used, and are sufficient to conduct the business of the Acquired Entity as it is presently conducted. All of the Real Property Leases, true and complete copies of which (including all amendments and extensions thereto) have been delivered to Purchaser, are in effect, and no Acquired Entity is in default, and no Acquired Entity has received any notice of default, under or with respect to any provision thereof to which it is a party, and to the knowledge of Sellers, no other party to any thereof is in default or with respect to any provision thereof. There are no approvals or consents of any person which are required under the Real Property Leases to consummate the transactions contemplated by this Agreement. To the knowledge of each Seller and each Acquired Entity, each Acquired Entity's use and occupation of the relevant Real Property comply in all material respects with Applicable Law, including zoning regulations and building codes. To the knowledge of each Seller and the Acquired Entity, the operations conducted on any of the Real Property, whether now or in the past, do not violate the real property rights of any person with respect to such property or with respect to any other property. No Acquired Entity has received any notice in regard to the foregoing and are not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

  4.8 Tangible Personal Property. Each Acquired Entity has good and marketable title to all of the tangible personal property which it owns, as reflected on its Latest Balance Sheet and Schedule 4.8A (except as sold or otherwise disposed of or acquired in the ordinary course of business or otherwise consistent with this Agreement). All machinery, equipment, furniture and fixtures, and computer hardware and software used by each Acquired Entity are in good operating condition and repair, normal wear and tear and required maintenance (which has heretofore been regularly performed) excepted, and are suitable and fit for the purposes for which they are currently being used.

  4.9   Intellectual Property.

          4.9.1 Schedule 4.9.1A contains an accurate and complete list all registered and licensed Intellectual Property Rights, specifying in each case whether such Intellectual Property Rights are owned or used under license, as well as specifying whether the relevant Acquired Entity acts as licensor of any such Intellectual Property Rights. All license agreements and all other instruments relating to licenses of any Intellectual Property Rights are described in Schedule 4.9.1A, and true and complete copies thereof have been provided to Purchaser. All such license agreements are in full force and effect, and to the Sellers' knowledge, there is no default, and no notice of default has been received by any Seller or Acquired Entity, under any such license agreement described in Schedule 4.9.1A. None of the Intellectual Property Rights have been held or stipulated to be invalid in any litigation which has been concluded, and the validity of the Intellectual Property Rights has not been questioned, to the Sellers' knowledge, in any litigation currently pending or threatened. To the Sellers' knowledge, each Acquired Entity owns or possesses all Intellectual Property Rights necessary to manufacture and sell its products, has not transferred any such Intellectual Property Rights to any other person, and, to the Sellers' knowledge, such manufacture and sale does not infringe any rights of any other person except as provided in Schedule 4.9.1B. No Acquired Entity has received any notice of conflict thereof with the asserted rights of any other person, and the Acquired Entity has the right to bring an action for any infringement of any of the Intellectual Property Rights owned by the Acquired Entity or licensed to the Acquired Entity exclusively. KAIFA PRC has the lawful right to use both the English and Chinese words of "Kaifa" in its company name and in its business and shall continue to have such lawful right after the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

          4.9.2 Each Acquired Entity has exercised reasonable care, consistent with prevailing industry standards in the optical communications industry, to prevent the infringement of any intellectual property rights of any other person in the design, development, manufacture, sale and use of such Acquired Entity's products, including obtaining appropriate representations and warranties as to non-infringement and non-disclosure of such intellectual property rights from all employees, consultants and contractors of such Acquired Entity. All current and former employees of each Acquired Entity hired after July 1, 1995 have effectively assigned to that Acquired Entity all rights, title and interests in and to all inventions, discoveries and developments, and all intellectual property rights therein, conceived, discovered and/or developed in the course of their employment by that Acquired Entity, and to the knowledge of Sellers and the Acquired Entities, no current employees of any Acquired Entities is pursuing such inventions, discoveries and developments, and any intellectual property rights therein, independently outside the Acquired Entities.

          4.10 Contracts. Except for Contracts as are covered by Sections 4.17 or 4.18 or are listed in Schedules 4.7, 4.9, 4.10 or 4.20, there is no
     Contract:

          (a) extending for a period of time longer than 12 months;

          (b) involving expenditures or receipts by an Acquired Entity in excess of Seventy-Five Thousand United States Dollars (US $75,000);

          (c) relating to the borrowing of money or guarantying any obligation for borrowed money or otherwise, other than endorsements for collection;

          (d) with any insider or any Affiliate;

          (e) prohibiting or substantially restricting the Acquired Entity from freely engaging in business in any part of the world;

          (f) with a sales agent or representative, dealer, or distributor; or

          (g) any other contract, commitment or lease outside of the usual and ordinary course of business.

Sellers and the Acquired Entities have no knowledge or information or reason to believe that the course of dealing between the Acquired Entities with KAIFA Shenzhen, including the terms of the contract manufacturing arrangement between KAIFA USA and KAIFA Shenzhen, will change or terminate upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

  4.11  Books and Records; Accuracy

          4.11.1......The  minute  and  record  books  of each  Acquired  Entity contain in all material respects complete and accurate minutes of all meetings of, and copies of all articles of association or by-laws and resolutions passed by, the directors and shareholders/investors of the Acquired Entity since its incorporation; all such meetings were duly called and held and all such articles of association or by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of debt instruments and other corporate registers of the each Acquired Entity comply with the provisions of Applicable Laws and are complete and accurate in all material respects. Except as disclosed in
     Schedule 4.11.1, no Acquired Entity is a party to or bound by or subject to any shareholder or investor agreement or unanimous shareholder or investor agreement governing the affairs of the Acquired Entity or the relationships, rights and duties of its shareholders or investors.

          4.11.2......The   books  and  records,   accounting,   financial   and
     otherwise, of the each Acquired Entity fairly and correctly set out and disclose in all material respects the financial position of the Acquired Entity as at the date hereof and all material financial transactions of the

     Acquired Entity have been accurately recorded in such books and records on a consistent basis and in conformity with generally accepted accounting principles. Except as disclosed in the Schedule 4.11.2, all records, systems, controls, data or information relating to each Acquired Entity or its business (including any digital, electronic, mechanical, photographic or other technological process or device whether computerized or not) are in the full possession and control of and are owned exclusively by such Acquired Entity.

  4.12  Compliance with Applicable Law and Approvals.

          4.12.1......Each  Acquired Entity holds all of the Approvals  required by Applicable Law to own any and all of its material assets, and to operate its business as that business is now conducted. Schedule 4.12.1A contains a complete and accurate list of all such Approvals, as well as all export licenses that are held by KAIFA PRC. The consummation of the transactions contemplated by the Ancillary Agreements will not cause the revocation or termination of any such Approval or export licenses and, to the knowledge of the Sellers and the Acquired Entities, will not require the consent of any Government Authority or third party which is not obtained on or before the Closing. Except as specified on Schedule 4.12.1A, all Approvals and export licenses of KAIFA PRC are renewable in the ordinary course of business and subject to their respective expiration dates, will remain in full force and effect following the Closing pursuant to this Agreement. To the Seller's knowledge, without having conducted any internal or external environmental inspection except for those listed in Schedule 4.12.2B, each Acquired Entity is conducting, and has conducted, its business in compliance with all Applicable Laws and Approvals, including environmental laws and regulations, and has received no notice that it is in material breach of any such Applicable Law or Approval. Without limiting the generality of this Section 4.12.1, KAIFA USA has obtained all licenses and other authorizations, and all letters of assurance, required under the export control laws and regulations of the United States for the export of any commodities, software or technology to any person located outside of the United States, and for the disclosure of any software or technology to any employee or other person who is not a citizen or permanent resident of the United States. KAIFA USA has not hired persons it knows to be "unauthorized aliens" within the meaning of Section 274A, subsection (h)(3) of the United States Immigration and Naturalization Act, as amended, and corresponding regulations, and has complied in good faith with the employer verification requirements of Section 274A, subsection (b) of the United States Immigration and Naturalization Act, as amended, and corresponding regulations. Schedule 4.12.1B contains a complete and accurate list of all employees of KAIFA USA who are authorized to work in the United States on H1B visas.

          4.12.2......Schedule  4.12.2A contains, to the Sellers' knowledge,  an accurate and complete  list of all Hazardous  Materials  that each Acquired
     Entity has processed, stored, disposed, transported, handled, emitted, discharged, or released, whether on or off the Real Estate, and to the Sellers' knowledge, any and all Hazardous Materials listed on Schedule 4.12.2A have been processed, stored, disposed, transported, handled, emitted, discharged, or released in conformance with all Applicable Law. None of the Acquired Entities has received any notice of violation from any Government Authorities. Sellers and the Acquired Entities have no knowledge or information or reason to believe that any Hazardous Materials, tanks, containers, cylinders, drums or cans were buried on the Real Estate by an

     Acquired Entity or any other party during or preceding the Acquired Entity's ownership or leasing of any Real Estate. Except as listed on
     Schedule 4.12.2B, no internal or external environmental audit reports have been prepared by or for any Acquired Entity.

          4.12.3......No  Acquired  Entity has  received  any sexual  harassment complaint or claim and, to the knowledge of the Sellers and the Acquired Entities, there are no facts or circumstances existing that are likely to give rise to any such complaint or claim.

  4.13 No Conflict. Except for the Approvals and third party consents as set forth in Schedule 4.13, neither the execution and delivery of this Agreement nor the execution and delivery of the Ancillary Agreements, the certificates and documents delivered hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, by Sellers and the Acquired Entities will (i) conflict with or violate any provision of Organizational Documents of any Seller or any Acquired Entity, (ii) conflict with or violate any Applicable Laws, Orders, or Approvals applicable to Sellers or any Acquired Entity or their businesses or by which any of their assets is affected, or (iii) conflict with or result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance on any of Sellers' or any Acquired Entity's assets pursuant to any of the terms, conditions or provisions of any Contract to which any Seller or any Acquired Entity is a party or by which any of their assets is affected. Except as set forth in Schedule 4.13 or pursuant to the terms of this Agreement, (a) neither Sellers nor any Acquired Entity is required to submit any notice, declaration, report or other filing or registration with any Government Authority, except for those which an Acquired Entity may be required to make subsequent to the Closing as a result of the contemplated acquisition of the Shares by Purchaser, and (b) no Approvals are required to be obtained or made by Sellers or any Acquired Entity, in connection with the execution, delivery or performance by Sellers and the Acquired Entities of this Agreement, the Ancillary Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

  4.14 No Encumbrances. Except as set forth on the Latest Financial Statements or in Schedules 4.8 or 4.14, each Acquired Entity has good title to all of its assets which it owns, free and clear of any and all Encumbrances.

  4.15 No Defaults. Each Acquired Entity has performed, or has taken all actions reasonably necessary to enable it to perform when due, all material obligations under all Contracts and Approvals, all of which are in full force and effect, and there has not occurred any material default or other event which with the lapse of time or giving of notice or both may become a material default under any such Contract or Approval.

  4.16 Litigation. Except as set forth on Schedule 4.16, no Acquired Entity is subject to any Order, and there are no claims, actions, suits or proceedings pending or, to the Sellers' knowledge, threatened by or against any Acquired Entity or affecting any Acquired Entity or assets of any Acquired Entity in any Tribunal, except any litigation in which no Acquired Entity is a party.

  4.17 Employee and Labor Matters. To each Seller's knowledge, no key employees or group of employees, plans to terminate his, her or their employment with any Acquired Entity. No Acquired Entity is a party to any collective bargaining or union agreement. Each Acquired Entity is in compliance in all material respects with all Applicable Law respecting employment and employment practices, terms and conditions of employment, and wages and hours. Since its incorporation, no Acquired Entity has experienced any significant union organization attempts and no material work stoppage due to any labor disagreement with respect to its business. There is no unfair labor practice charge or complaint against any Acquired Entity pending or, to the Sellers' knowledge, threatened, in any Tribunal. There is no labor strike, request for representation, slowdown or stoppage actually pending or threatened against or affecting any Acquired Entity.

  4.18  Employee Benefits.

          4.18.1......The  Acquired  Entities  have no  employment,  consulting, agency, commission, retirement, severance pay, non-competition, profit-sharing, deferred compensation or pension agreements or plans, or related practice, whether written or oral, formal or informal, other than as identified in Section 2.7, or on Schedule 4.18 or on Schedule 4.10 (true and complete copies of which have been delivered to Purchaser, including reasonably detailed summaries of any unwritten plans, arrangements or practices). All obligations of each Acquired Entity, whether arising by operation of law, by contract or by past custom, for payments by it with respect to unemployment compensation benefits, pension and retirement benefits, social security benefits, cash-valued benefits such as accrued vacation, sabbatical and sick leave, or other benefits for such Acquired Entity's employees, including but not limited to, those set forth on
     Schedule 4.18, in respect of periods prior to the Closing Date have been paid in full, or adequate provision therefor has been made.

          4.18.2......Except  as expressly  provided in the  agreements or plans set forth on, or otherwise disclosed on, Schedule 4.18, no Acquired Entity is required, whether by Contract or, to the Sellers' knowledge, under Applicable Law, to make any severance or termination pay or other similar payment upon termination of the employment of any employee of an Acquired Entity.

          4.18.3......None  of the Acquired Entities maintain,  contribute to or have any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required under applicable labor, labor protection, health, insurance laws, and the Acquired Entity's insurance policies, as listed in Schedule 4.23.

  4.19 Sufficient Assets. The assets identified in this Agreement and/or on the Latest Balance Sheet constitute all of the tangible and intangible rights and assets necessary for the conduct of, or used or held by the Acquired Entities in connection with, their business and operations as they are presently being conducted.

  4.20 Customers, Distributors and Suppliers. Schedule 4.20 contains an accurate and complete list of all distributors, representatives and agents of each Acquired Entity and a description of the terms of their relationships with such Acquired Entity and an accurate and complete list of all other persons to whom the Acquired Entity sold goods or services in the six (6) months ended as of the date of this Agreement and by whom the Acquired Entity has been paid or who have committed to pay the Acquired Entity Twenty Thousand United States Dollars (US$20,000) or more since the beginning of said period.
Schedule 4.20 contains an accurate and complete list of all persons who provided goods or services to each Acquired Entity in the six (6) months ended as of the date of this Agreement to which the Acquired Entity has paid or is committed to pay Twenty Thousand United States Dollars (US$20,000) or more since the beginning of said period. Each Acquired Entity's relations with the foregoing persons are normal, and there are no disputes between the Acquired Entity and any of such persons pending or, to the Sellers' knowledge, threatened. True and complete copies of all material Contracts as determined by E-TEK with all of the foregoing persons have been delivered to Purchaser and E-TEK and are in full force and effect in accordance with their terms, and there are no defaults or allegations or claims of default thereunder on the part of the Acquired Entity.

  4.21 Related Party Transactions. Except as set forth in Schedule 4.21 or as contemplated by this Agreement, no Seller, or officer or director of either
Seller or an Affiliate of either Seller, and no officer, or director of any Acquired Entity has any interest in any of the assets used or held by such or other Acquired Entity in the conduct of its business or operations or is a party to any Contract with such or Acquired Entity or affecting any Acquired Entity's business or operations.

  4.22 Directors; Officers; Banks; and Powers of Attorney. Schedule 4.22 is an accurate and complete list showing: (a) the names of all of directors and officers of each Acquired Entity; (b) the name of each bank in which an Acquired Entity has an account or safety deposit box, and the names of all persons authorized to draw thereon or to have access thereto; and (c) the names of all persons holding powers of attorney from each Acquired Entity together with a summary statement of the terms thereof.

  4.23 Insurance. Schedule 4.23 sets forth all existing insurance policies (including details as to the names of the insurance carriers and amounts and scopes of insurance) held by each Acquired Entity relating to its business. Each such insurance policy is in full force and effect and cannot be canceled or terminated except on at least thirty (30) days' prior written notice to the Acquired Entity. All claims arising under such insurance policies and all premiums that are due and payable thereunder have been paid in full.

  4.24  Software and Product - Year 2000 Compliance.

          4.24.1......Except  as disclosed in Schedule  4.24.1,  to the Sellers'
     knowledge, all of the software, computer hardware, and computer equipment (including embedded chips) owned or used by any Acquired Entity, and any product or service provided or sold by any Acquired Entity, which performs or is or may be required to perform functions involving dates or the computation of dates, or containing date related data, has the programming, design and performance capabilities to ensure that:

          (a) it will not suffer any Malfunction; and

          (b) it will not be materially and adversely affected by, nor require material changes in inputting or operating practices nor produce invalid or incorrect output or results, nor cause any abnormal ending scenario or suffer any diminution in functionality or performance as a result of the date change at the end of the twentieth century or the input, processing, storage or use of dates up to and including December 31, 2001.

          4.24.2......Except  as disclosed in Schedule 4.24.2,  all date-related data stored electronically by any Acquired Entity is in such form that its input, processing, storage or use by any Acquired Entity will not, directly or indirectly, to the Sellers' knowledge, cause any Malfunction in any software, computer hardware or computer equipment.

  4.25 KAIFA PRC's Approvals. Without limiting the generality of the representations and warranties relating to each Acquired Entity under this
Section 4, KAIFA PRC has obtained all necessary Approvals from MOFTEC and SAIC and/or their local agencies for its establishment and registration as a Sino-foreign cooperative joint venture in the PRC. KAIFA PRC has obtained all required Approvals from MOFTEC and SAIC and/or their local agencies in accordance with Applicable Laws of the PRC for its total amount of investment and registered capital. KAIFA PRC does not have any branch or facility other than the manufacturing facility located in Shunde, Guangdong, PRC. KAIFA PRC has all the required Approvals, including registration with the PRC customs, for the conduct of its business in the research, development, production and sale of high technology products and optical communications spare parts and components specified in its business license and other Organizational Documents.

  4.26  Issuance of Consideration Shares - Compliance with Securities Laws.

          4.26.1......Each  Seller  acknowledges that the  Consideration  Shares issued by E-TEK pursuant to this Agreement have not been registered under the Securities Act or any state securities laws because E-TEK will issue the Consideration Shares in reliance on the exemption set forth in Section 4(2) of the Securities Act and in reliance on Regulation D thereunder. For purposes of subscribing for the Consideration Shares to be so issued by E-TEK, each Seller represents and warrants to E-TEK that:

          (a) Investment Experience. Such Seller is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Consideration Shares.

          (b) Purchase Entirely for Own Account. The Consideration Shares to be received by such Seller as part of the Purchase Consideration will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares.

          (c) Disclosure of Information. Such Seller believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Consideration Shares. Such Seller further represents that it has had an opportunity to ask questions and receive answers from E-TEK regarding the terms and conditions of the offering of the Consideration Shares and the business, properties, prospects and financial condition of E-TEK.

          (d) Accredited Seller. Such Seller is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (e) Restricted Securities. Such Seller represents that if it shall sell or transfer any of the Consideration Shares (or any securities issued in substitution, reclassification or recapitalization thereof), it shall do so in full compliance with all applicable federal, state or foreign securities laws. Without limiting the generality of the preceding sentence, such Seller understands that the Consideration Shares it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from E-TEK in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this regard, such Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.26.2......Further  Limitations  on  Disposition.  Without in any way
     limiting the representations set forth above, such Seller further agrees not to make any disposition of all or any portion of the Consideration Shares unless and until the transferee has agreed in writing for the benefit of E-TEK to be bound by this Section 4.26 and Schedule 2.6, and:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Such Seller shall have notified E-TEK of the proposed disposition and shall have furnished E-TEK with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by E-TEK, such Seller shall have furnished E-TEK with an opinion of counsel, reasonably satisfactory to E-TEK that such disposition will not require registration of such Consideration Shares under the Securities Act. It is agreed that E-TEK will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          4.26.3......Restrictive   Legends.   It   is   understood   that   the
     certificates evidencing the Consideration Shares may bear one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to E-TEK that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) Any legend required by the laws of the State of California.

  4.27 Asset and Sale Thresholds. The Company is a "foreign issuer" within the meaning of the United States Hart-Scott-Rodino Act and its implementing regulations, including 16 C.F.R. Part 801.1(e). The Company, including all entities controlled by it, holds assets in the United States having an aggregate book value of less than Fifteen Million United States Dollars (US$15,000,000), as reflected in its most recent regularly prepared balance sheet, and the Company, including all entities controlled by it, has made sales in or into the United States of less than Twenty-Five Million United States Dollars (US$25,000,000) in its fiscal year ended December 31,1998.

  4.28 Disclosure. No representation or warranty by Sellers in this Agreement, and no certificate or statement furnished or to be furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, when taken together, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to a Seller which would have a material adverse effect on any Acquired Entity which has not been set forth in this Agreement or other information or material provided in writing by any Acquired Entity or Sellers to Purchaser and E-TEK.

  4.29 Reliance. The representations and warranties in this Section 4 are made by Sellers with the knowledge and expectation that E-TEK and Purchaser are placing reliance thereon in entering into this Agreement.

  4.30 No Further Representations. Except as specifically made in this Agreement, in any Ancillary Agreements or other certificates and instruments delivered pursuant to this Agreement, Sellers make no further representations and warranties whatsoever.

5.    Representations and Warranties of Purchaser

      As of the date hereof and as of the Closing Date, Purchaser represents and warrants to Sellers as follows:

  5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A.

  5.2 Power and Authority. Purchaser has the necessary corporate power and authority to enter into this Agreement, to purchase the Shares from Sellers as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the completion of the transactions herein and therein contemplated have been duly and validly authorized by all necessary corporate action on behalf of Purchaser. This Agreement and the Ancillary Agreements to which it is a party, when executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by

Sellers and any other parties thereto, shall be a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

  5.3 No Conflict. Except for the Approvals and third party consents as set forth in Schedule 5.3, neither the execution and delivery of this Agreement nor the execution and delivery of the Ancillary Agreements, the certificates and documents delivered hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, by Purchaser will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Purchaser, (ii) conflict with or violate any Applicable Laws, Orders, or Approvals applicable to Purchaser or its business or by which any of its assets is affected, or (iii) conflict with or result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance on any of Purchaser's assets pursuant to any of the terms, conditions or provisions of any Contract to which Purchaser is a party or by which any of its assets is affected. Except as set forth in
Schedule 5.3, (a) Purchaser is not required to submit any notice, declaration, report or other filing or registration with any Government Authority, except for those which Purchaser may be required to make subsequent to the Closing as a result of the contemplated acquisition of the Shares by Purchaser, and (b) no Approvals are required to be obtained or made by Purchaser, in connection with the execution, delivery or performance by Purchaser of this Agreement, the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

  5.4 United States Person. Purchaser is a "United States person" within the meaning of 16 C.F.R. Part 801.1(e).

  5.5 Disclosure. No representation or warranty by Purchaser in this Agreement, and no certificate or written statement furnished or to be furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, when taken together, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

  5.6 Reliance. The representations and warranties in this Section 5 are made by Purchaser with the knowledge and expectation that Sellers are placing reliance thereon in entering into this Agreement.

  5.7 No  Further  Representations.  Except  as  specifically  provided  in this
Section 5, Purchaser makes no further representations or warranties whatsoever.

6.    Representations and Warranties of E-TEK

      As of the date hereof and as of the Closing Date, E-TEK represents and warrants to each of the Sellers as follows:

  6.1 Organization and Authority of E-TEK; Authorization. E-TEK is a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A. and has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and the completion of the transactions herein and therein contemplated, have been duly and validly authorized by all necessary corporate action on behalf of E-TEK. This Agreement and the Ancillary Agreements to which it is a party, when executed and delivered by E-TEK and, assuming the due authorization, execution and delivery hereof and thereof by Sellers and any other parties thereto, shall be a valid and binding obligation of E-TEK enforceable against E-TEK in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

  6.2   Capital Structure.

          6.2.1 The authorized stock of E-TEK consists of 300,000,000 shares of Common Stock, $0.001 par value, of which 61,424,128 shares were issued and outstanding as of April 2, 1999, and 25,000,000 shares of undesignated Preferred Stock, $0.01 par value, of which no shares were issued and outstanding as of April 2, 1999. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and non-assessable and are free of any Encumbrances other than any Encumbrances created by or imposed upon the holders thereof.

          6.2.2 The E-TEK Common Stock to be issued to Sellers at the Closing as Consideration Shares are duly authorized, and when issued pursuant to this Agreement will be validly issued, fully paid, non-assessable, free and clear of any and all Encumbrances (other than restrictions on transfer imposed by applicable securities laws) and based upon the representations of Sellers contained in Section 4.25 will be issued in reliance of the exemption set forth in Section 4(2) of the Securities Act and in reliance on Regulation D thereunder and available for resale under the provisions of Rule 144 issued under the Securities Act.

  6.3 No Conflict, etc. Except for the Approvals and third party consents as set forth in Schedule 6.3, neither the execution and delivery of this Agreement nor the execution and delivery of the Ancillary Agreements, the certificates and documents delivered hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, by E-TEK will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of E-TEK, (ii) conflict with or violate any Applicable Laws, Orders, or Approvals applicable to E-TEK or its business or by which any of its assets is affected, or (iii) conflict with or result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance on any of E-TEK's assets pursuant to any of the terms, conditions or provisions of any Contract to which E-TEK is a party or by which any of its assets is affected. Except as set forth in Schedule 6.3, (a) E-TEK is not required to submit any notice, declaration, report or other filing or registration with any Government Authority, except for those which E-TEK may be required to make subsequent to the Closing as a result of the contemplated acquisition of the Shares by Purchaser, and (b) no Approvals are required to be obtained or made by E-TEK, in connection with the execution, delivery or performance by E-TEK of this Agreement, the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

  6.4 SEC Documents; E-TEK Financial Statements. E-TEK has furnished Sellers with a true and complete copy of its Form S-1 effective December 1, 1998, its Form 10-Q for the quarter ended January 1, 1999, its Form 10-Q for the quarter ended April 2, 1999, its form 8-K effective May 27, 1999, and its form 8-K effective July 7, 1999, which are all the documents (other than preliminary material) that E-TEK was required to file with the SEC pursuant to the Securities Exchange Act since December 1, 1998 and prior to the Closing Date. E-TEK will have furnished Sellers with true and complete copies of any additional documents required to be filed with the SEC by E-TEK prior to the Closing (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document. To the knowledge of E-TEK, there are no facts or circumstances that exist which would obligate E-TEK to report such facts or circumstances on a Form 8-K pursuant to the Securities Exchange Act. The financial statements of E-TEK, including the notes thereto, included in the SEC Documents (the "E-TEK Financial Statements") are complete and accurate in all material respects, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The E-TEK Financial Statements fairly present the consolidated financial condition and operating results of E-TEK at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, year-end adjustments, which will not be material in the aggregate). There has been no change in E-TEK accounting policies except as described in the notes to the E-TEK Financial Statements. E-TEK has no material obligations other than (i) those set forth in the E-TEK Financial Statements and (ii) those not required to be set forth in the E-TEK Financial Statements under generally accepted accounting principles. E-TEK is in compliance in all material respects with applicable NASDAQ listing standards.

  6.5 Disclosure. None of the representations or warranties made by E-TEK herein, nor any statement made in any list or other statement separately certified by E-TEK, Exhibit or certificate furnished pursuant to this Agreement or the SEC Documents, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Closing, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that E-TEK has informed Sellers that E-TEK is contemplating a secondary offering of the E-TEK Common Stock within forty-five (45) days of the date of this Agreement.

  6.6 Reliance. The representations and warranties in this Section 6 are made by E-TEK with the knowledge and expectation that Sellers are placing reliance thereon in entering into this Agreement.

  6.7 No  Further  Representations.  Except  as  specifically  provided  in this
Section 6, E-TEK makes no further representations or warranties whatsoever.

7.    Covenants of Sellers Prior to Closing

  7.1 Continued Conduct of Business. Between the date hereof and the Closing Date, Sellers shall cause each Acquired Entity to:

          (a) conduct its business only in the ordinary course of business;

          (b) refrain from amending the Organizational Documents of the Acquired Entity, except as may be first approved in writing by Purchaser and except as contemplated by Section 9.9.1;

          (c) refrain from making any material change in the Acquired Entity's accounting practices or procedures;

          (d) except with the prior written  consent of Purchaser,  refrain from
     (i) making any purchases, sales or transfers of any material assets of the Acquired Entity, other than in the ordinary course of business; (ii) other than in the ordinary course of business, entering into any leases, contracts or commitments that would be required to be disclosed under this Agreement; (iii) mortgaging, pledging, subjecting to lien or otherwise encumbering any material assets of the Acquired Entity; (iv) borrowing or loaning any funds, other than in the ordinary course of business; (v) terminating or permitting to terminate any material Approval or Contract,
     (vi) waiving or permitting to terminate any material right or franchise of the Acquired Entity, other than in the ordinary course of business of the Acquired Entity; or (vii) canceling or settling any account receivable for less than the full amount thereof;

          (e) except with the prior written consent of Purchaser, refrain from incurring any Liabilities other than those in the ordinary course of business of the Acquired Entity;

          (f) except as specifically contemplated by this Agreement or with the prior written consent of Purchaser, refrain from making any change in the compensation or benefits payable or to become payable to any employees of the Acquired Entity or making any new bonus payment or arrangement or benefit to or with any of them.

          (g) except with the prior written consent of Purchaser, refrain from making any capital expenditures in excess of One Hundred Thousand United States Dollars (US $100,000) in the aggregate;

          (h) except as specifically provided for in this Agreement, refrain from changing the number of authorized or issued shares of capital stock of any Acquired Entity, from declaring, setting aside or paying any dividend or other distribution with respect to the Shares, or from directly or indirectly redeeming, purchasing or otherwise acquiring any additional shares of capital stock of the Company or effecting a split, reclassification or other change in or of any capital stock of Company;

          (i) maintain at all times in full force and effect all insurance policies now in force as described in Schedule 4.23;

          (j) use its best efforts to preserve the business organization of each Acquired Entity intact, to preserve and maintain all Intellectual Property Rights, to keep available the services of the present officers and employees of the Acquired Entity and to make no changes therein, and to preserve the goodwill of all suppliers, customers, licensors, distributors, sales representatives and others having business relations with the Acquired Entity;

          (k) maintain at all times in full force and effect all Approvals; and

          (l)  conduct  the  Acquired   Entity's   business  and  operations  in
     accordance with Applicable Law.

  7.2 Access to Records. Purchaser's representatives, attorneys and accountants have had, prior to the date hereof, and shall continue to have, reasonable access to all records and files, audits and properties of each Acquired Entity, as well as all information relating to taxes, commitments, contracts, titles and financial condition of, or otherwise pertaining to, each Acquired Entity. From the date hereof, Sellers agree to cause each Acquired Entity's accountants to cooperate with E-TEK, Purchaser and their respective accountants in making available all financial information concerning each Acquired Entity as is reasonably requested, and E-TEK, Purchaser and their respective accountants shall have reasonable access to all working papers pertaining to examinations of each Acquired Entity, or preparation of its reports, by its accountants. The parties acknowledge the terms and conditions of the Confidentiality Agreement and agree to be bound by its terms as if they were parties thereto.

  7.3 Action by Sellers. Sellers shall use their best efforts to cause each of the conditions set forth in Section 9 to be fulfilled on or prior to the Closing Date.

  7.4 No Shop. During the term of this Agreement and prior to the Closing, Sellers shall not, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any person (other than Purchaser) concerning any sale or other disposition of the Shares or any of the material assets of any Acquired Entity or assist or participate in, facilitate, negotiate or encourage any offer, effort or attempt by any other person to do or seek any of the foregoing. Sellers shall promptly communicate to Purchaser the terms of any offer, proposal or contract which it may receive with respect to any such transaction.

  7.5 Manufacturing Agreement with KAIFA Shenzhen. Sellers shall use their best efforts to cause KAIFA Shenzhen to enter into a contract manufacturing agreement with KAIFA USA to exclusively manufacture certain products of KAIFA USA in a form acceptable to E-TEK and Purchaser.

  7.6 PRC Lease Agreement. Sellers shall use their best efforts to cause Shunde SMC Multi-Media Products Co., Ltd. to enter into the PRC Lease Agreement.

  7.7   [INTENTIONALLY OMITTED]

  7.8 KAIFA PRC's Loans. Between the date hereof and the Closing Date, Sellers shall cause KAIFA PRC to refrain from borrowing any additional loans, except for loans borrowed for working capital purpose only from Shunde SMC Multi-Media Products Co., Ltd. which shall not be in excess of US$24,000 or its equivalent in Renminbi per month and the aggregate of any loans so borrowed between the date hereof and the Closing Date shall not exceed US$72,000 or its equivalent in Renminbi.

8. Covenants of E-TEK and Purchaser Prior to Closing

  8.1 Action by Purchaser. Purchaser and E-TEK shall use their best efforts to cause each of the conditions set forth in Section 10 to be fulfilled on or prior to the Closing Date.

9. Conditions Precedent to Purchaser's and E-TEK's Obligation to Close

      All obligations of Purchaser and E-TEK hereunder to be performed on the Closing Date are subject to, and conditioned upon, the fulfillment of each of the following conditions on or before the Closing Date unless waived by Purchaser and E-TEK in their sole discretion:

  9.1 Accuracy of Representation of Warranties. The representations and warranties of Sellers, as set forth in this Agreement, shall be true, correct and complete on the Closing Date with the same force and effect as if made at and as of such date, and Purchaser shall be furnished with a certificate signed by Sellers to this effect.

  9.2 Sellers' Performance. Sellers shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Sellers at or prior to the Closing Date, and Purchaser shall be furnished with a certificate of Sellers to this effect.

  9.3 No Prohibition. No Order of any Tribunal shall have been issued, and no action or proceeding shall be pending or threatened by any person, or any Tribunal to enjoin, restrict or prohibit:

          (a) the sale and purchase of the Shares contemplated hereby; or

          (b) the right of Purchaser to own the Shares; or

          (c) the right of Purchaser to conduct the business or operations of the Company and the other Acquired Entities.

  9.4 No Adverse Change. No material assets of any Acquired Entity shall have been stolen or damaged or destroyed by fire, storm or other casualty so as to prevent the resumption of normal business operations by the Acquired Entity within fifteen (15) days after such occurrence, and there shall have occurred no event or events having a material adverse effect on any Acquired Entity, whether or not in the ordinary course of business.

  9.5 Legal Opinions. Sellers shall have delivered or caused to be delivered to Purchaser:

          (a) a legal opinion of Harney Westwood & Riegels, dated the Closing Date, with respect to each of the Sellers, the Company and the laws of the British Virgin Islands, in a form satisfactory to Purchaser's Counsel;

          (b) a legal opinion of the Law Offices of Guangdong International Commerce, dated the Closing Date, with respect to the laws of the PRC, in a form satisfactory to Purchaser's Counsel; and

          (c) a legal opinion of Preston Gates & Ellis LLP, dated the Closing Date, with respect to the laws of California, in a form satisfactory to Purchaser's Counsel.

  9.6   Approvals and Consents

          (a) Sellers shall have received any and all Approvals, and shall have obtained all consents and acknowledgments, including those referred to in
     Section 4.13 and Schedule 4.13, as may be required in connection with the completion of the transactions herein contemplated.

          (b) Purchaser shall have received any and all Approvals necessary to lawfully own and operate the Company and its business and that of the other Acquired Entities.

          (c) Purchaser shall have received copies, certified as true and complete by a director of the relevant company, of:

          (i) the resolutions of the shareholders and the board of directors of each of the Sellers approving the transaction contemplated in this Agreement and the Ancillary Agreements to which each of the Sellers is a party, and authorizing the execution, delivery and performance of this Agreement and such Ancillary Agreements;

          (ii) the resolutions of the shareholders and directors of the Company approving the transactions contemplated in this Agreement and the Ancillary Agreements to which the Company is a party, and authorizing the execution and delivery of such Ancillary Agreements and the performance of the transactions contemplated in this Agreement and such Ancillary Agreements; and

          (iii) the resolutions of the board of directors of KAIFA USA and KAIFA PRC, respectively, approving the transaction contemplated in the Ancillary Agreements to which KAIFA USA or KAIFA PRC, as appropriate, is a party, and authorizing the execution, delivery and performance of such Ancillary Agreements.

  9.7 Execution of Escrow Agreement. Purchaser and E-TEK shall have received counterparts of the Escrow Agreement, duly executed by Sellers and the Escrow Agent.

  9.8 Delivery of Shares and Transfer Instrument. Sellers shall have delivered to the Purchaser's Counsel all certificates representing all of the Shares and instrument for transfer thereof executed in blank in accordance with the provisions of Section 3.2.

  9.9 KAIFA PRC. Sellers shall have caused the following to happen with respect to KAIFA PRC:

          9.9.1 Conversion of Status and Increase of Capital.

          (a) An application shall have been made to the original examination and approval authority of KAIFA PRC for the approval of (i) assignment of five percent (5%) of the registered capital of KAIFA PRC from its Chinese investor to the Company and the conversion of the status of KAIFA PRC from a Sino-foreign cooperative joint venture to a wholly foreign-owned enterprise, solely invested by the Company, by the submission of the Transfer and Conversion Contract duly executed by the parties thereto, and
     (ii) the increase of the total investment and the registered capital of KAIFA PRC to US$10,700,000 and US$5,500,000 respectively by the submission of the Amended Articles of Association of KAIFA PRC duly executed by the Company, together with the unanimous board resolution of KAIFA PRC approving and authorizing the above and other documents as required by the examination and approval authority; and

          (b) All necessary Approvals from MOFTEC and/or its local agencies and a new business license of KAIFA PRC issued by the SAIC and/or its local agencies with respect to the assignment of the registered capital, the change of status of KAIFA PRC, the increase of registered capital and total investment of KAIFA PRC and the Amended Articles of Association of KAIFA PRC referred to in Section 9.9.1 shall have been obtained prior to the Closing, and copies of which shall have been delivered to Purchaser and E-TEK.

          9.9.2 Extension of Factory Lease. The lease of the existing manufacturing facilities of KAIFA PRC between KAIFA PRC and Shunde SMC Multi-Media Products Co., Ltd. dated July 29, 1997 (the "current lease") shall be extended for a term ending on the effective date of the PRC Lease Agreement on terms no less favorable to KAIFA PRC than those set forth in the current lease.

  9.10 Release of Claims of Directors and Employees. Sellers shall have caused to be delivered to Purchaser and E-TEK a document in a form satisfactory to E-TEK, signed by each of the directors and employees of the Company and KAIFA USA listed on Schedules 3.6 and 13.2.7, releasing E-TEK, the Company, KAIFA USA and all Affiliates thereof from any and all obligations and liabilities arising from or relating to the proposed grant of stock options by the Company or KAIFA USA. In addition, with respect to each of the employees of KAIFA USA listed on
Schedule 3.6, such document shall include: (i) an acknowledgment of receipt by such officer or employee of the payment provided for in Section 3.6(g) and
Schedule 3.6 as payment in full for any and all options to acquire shares of the Company and/or KAIFA USA proposed to be granted by the Company or KAIFA USA, as the case may be, to such employee; and (ii) confirmation that such employee has no right, title or interest whatsoever in the capital stock of the Company or KAIFA USA.

  9.11 Release of SMC Parent's Security Interests (i) SMC Parent shall have executed a release with respect to the security interest over the assets of KAIFA USA granted to it pursuant to the Security Agreement dated October 8, 1998 between KAIFA USA and SMC Parent; and (ii) a UCC-2 termination statement shall have been executed by SMC Parent and delivered to Purchaser, in a form suitable for filing with each of the offices at which a UCC-1 financing statement was filed with respect to such security interest.

  9.12 Due Diligence. Purchaser shall be satisfied with all due diligence disclosures which were not made available for review prior to the signing of this Agreement.

  9.13 Schedule of KAIFA PRC's Loans and Return of Security Deposits. Sellers shall have delivered to Purchaser a schedule containing a complete and accurate list of all the Renminbi loans borrowed by KAIFA PRC from Shunde SMC Multi-Media Products Co., Ltd. that are outstanding as of the Closing Date. Upon the delivery by E-TEK of the guarantee described in Section 10.8, Sellers shall have caused SMC Parent and/or its Affiliates to release to the Company all deposits securing such loans held by SMC Parent and/or its Affiliates.

  9.14 Purchaser's  Option. In the event that any condition  referred to in this
Section 9 to be performed or complied with at or prior to the Closing Date shall not have been so performed or complied with, Purchaser and E-TEK may jointly, without limiting any other right that Purchaser and E-TEK may have, at their sole option, either:

          (a) terminate this Agreement by notice to Sellers pursuant to, and subject to the cure provisions of, Section 12.2; or

          (b) waive compliance with any such term, covenant or condition in whole or in part.

10.   Conditions Precedent to Sellers' Obligation to Close

 All obligations of Sellers hereunder to be performed on the Closing Date are subject to, and conditioned upon, the fulfillment of each of the following conditions on or before the Closing Date unless waived by Sellers, in their sole discretion:

  10.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser and E-TEK set forth in Sections 5 and 6 respectively shall be true, correct and complete at the Closing Date with the same force and effect as if made at and as of such date, and Sellers shall be furnished with a certificate of an officer of Purchaser and an officer of E-TEK to that effect.

  10.2 Purchaser's and E-TEK's Performance. Purchaser and E-TEK shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Purchaser and E-TEK at or prior to the Closing Date, and Sellers shall be furnished with a certificate of an officer of Purchaser and E-TEK to that effect.

  10.3 No Prohibition. No Order of any Tribunal shall have been issued, and no action or proceeding shall be pending or threatened by any person, or any Government Authority to enjoin, restrict, or prohibit the sale and purchase of the Shares contemplated hereby.

  10.4  Approvals, Consents and Opinion.

          (a) Purchaser and E-TEK shall have received any and all Approvals, and shall have obtained all consents and acknowledgments, including those referred to in Sections 5.3 and 6.3, Schedule 5.3 and Schedule 6.3, as may be required in connection with the completion of the transactions herein contemplated.

          (b) Sellers shall have received copies, certified as true and complete by an officer of the relevant company, of:

          (i) the written approval of Summit Partners, LP, E-TEK's major shareholder, with respect to terms and conditions of the registration rights granted to Sellers as provided in Section 2.6 and Schedule 2.6;

          (ii) the resolutions of the board of directors of E-TEK approving the transaction contemplated in this Agreement and the Ancillary Agreements to which E-TEK is a party, and authorizing the execution, delivery and performance of this Agreement and such Ancillary Agreements; and

          (iii) the resolutions of the shareholders and directors of Purchaser approving the transactions contemplated in this Agreement and the Ancillary Agreements to which Purchaser is a party, and authorizing the execution, delivery and performance of this Agreement and such Ancillary Agreements.

          (c) Purchaser and E-TEK shall have delivered or caused to be delivered to Sellers:

          (i) a legal opinion of the General Counsel of E-TEK, dated the Closing Date, with respect to E-TEK's due authorization, the execution and delivery of, and the performance of the transactions contemplated in, this Agreement and the Ancillary Agreements to which it is a party; in a form satisfactory to Preston Gates & Ellis LLP; and

          (ii) a legal opinion of Baker & McKenzie, dated the Closing Date, with respect to Purchaser, E-TEK and the General Corporation Law of the State of Delaware and the laws of California, in a form satisfactory to Preston Gates & Ellis LLP.

  10.5 Execution of Escrow Agreement. Sellers shall have received counterparts of the Escrow Agreement, duly executed by Purchaser, E-TEK and the Escrow Agent.

  10.6 Delivery of Purchase Consideration. Purchaser and E-TEK shall have delivered the Purchase Consideration to Purchaser's Counsel and the Escrow Agent in accordance with the provisions of Section 3.2.

  10.7 Release of SMC Parent's Existing Guarantee. SMC Parent shall have been fully and completely released from all obligations arising from and related to the Continuing Guarantee dated September 4, 1998 in favor of Bank of America National Trust and Savings Association. SMC Parent shall have provided E-TEK, Purchaser and KAIFA USA with commercially reasonable assistance in securing the continued availability of the existing banking facilities from the Bank of America National Trust and Savings Association to KAIFA USA.

  10.8 E-TEK's Guarantee of KAIFA PRC's Loans. Subject to Section 7.8, E-TEK shall have delivered a guarantee in favor of Shunde SMC Multi-Media Products Co., Ltd. whereby E-TEK guarantees the repayment of all the loans of KAIFA PRC as set out in the schedule delivered pursuant to Section 9.13, and upon E-TEK's delivery of such guarantee, the Company shall have received all deposits securing such loans held by SMC Parent and/or its Affiliates.

  10.9 Sellers' Option. In case any condition referred to in this Section 10 to be performed or complied with at or prior to the Closing Date shall not have been so performed or complied with, Sellers may, without limiting any other right that Sellers may have, at their sole option, either:

          (a) terminate this Agreement by notice to Purchaser and E-TEK pursuant to, and subject to the cure provisions of, Section 12.3; or

          (b) waive compliance with any such term, covenant or condition in whole or in part.

11.   Indemnification

  11.1 Indemnification by Sellers.

          11.1.1......Each  of the  Sellers,  jointly and  severally  (except as specifically provided herein), shall indemnify, defend, save and hold Purchaser and E-TEK harmless from and against any Loss arising out of, resulting from, or attributable to:

          (a) any breach of any representation or warranty by Sellers contained herein or in any document delivered hereunder (severally for those representations and warranties that are made herein by such Seller severally and not jointly);

          (b) any breach of any covenant or agreement by Sellers to be performed on or prior to the Closing Date (severally as to the execution and delivery of Ancillary Agreements by each of them, and as to the delivery of their respective Shares);

          (c) any Loss of an Acquired Entity of any nature whatsoever, whether accrued, absolute, contingent, known or unknown, liquidated or unliquidated, existing at or arising out of any facts or circumstances existing at, or any events occurring on, or prior to, the Closing, to the extent that such Loss is both (i) not reflected or reserved against in the Latest Balance Sheet of such Acquired Entity, (ii) not covered or inadequately covered by insurance, and (iii) arising from or relating to:

          (1) any taxes imposed on any Acquired Entity or its assets for any period prior to the Closing Date;

          (2) any products produced by any Acquired Entity prior to the Closing Date or any services performed by any Acquired Entity prior to the Closing Date;

          (3) any injuries to, or the contraction of any diseases or health conditions by, any person resulting from exposure to any Hazardous Materials prior to the Closing Date without regard to when such injuries, diseases or conditions are first manifested;

          (4) the generation, processing, treatment, handling, storage or disposal of or contamination (including any presence, spill, seep, leak, emission, discharge, escape, migration, release or threat of release of any Hazardous Materials) by any Hazardous Materials, whether on or off any Real Estate at any time prior to the Closing Date, including costs and penalties incurred in the investigation, monitoring, cleanup or correction of any such event or condition; and

          (5) any pollution or other damage or injury to the environment, whether on or off any Real Estate, which arises out of events occurring or conditions existing prior to the Closing Date, including costs and penalties incurred in the investigation, monitoring, cleanup or correction of any such event or condition; and

          (d) any and all legal or administrative actions, suits, proceedings, demands or Orders, costs and expenses incidental to any of the matters set forth in this Section 11.1.1.

          (e) any Loss (including any fine, sanction or penalty imposed by any tax or foreign exchange authorities or any other Government Authorities or Tribunals) of E-TEK or any Affiliate of E-TEK arising from, attributable to, or suffered or incurred in connection with the structuring of the lease contemplated in the PRC Lease Agreement such that a portion of the consideration for the use of the premises subject to the lease is paid outside of the PRC in foreign currency pursuant to a facility management agreement as described in Exhibit G.

          11.1.2......The  obligation  of  each  of  the  Sellers  to  indemnify
     Purchaser and E-TEK as set forth in Section 11.1.1 shall be subject to the following limitations:

          (a) in respect of any breach of any representation or warranty of the Sellers, shall be subject to the limitation periods provided in Section 11.4, after which time if no Claims have been made against a Seller with respect to a breach of any representation or warranty, that Seller shall have no further liability hereunder with respect to the representation or warranty;

          (b) the obligation of Sellers to provide indemnification to Claims arising from that party's fraudulent acts shall expire as provided by applicable law;

          (c) subject to the provisions of Section 11.1.2(f), the indemnification obligation of Sellers pursuant to Section 11.1.1(c)(1) shall be limited to the applicable statute of limitations; the indemnification obligation of Sellers pursuant to Sections 11.1.1(c)(2) through (5) shall be limited to three (3) years after the Closing Date; and the indemnification obligation of Sellers pursuant to Section 11.1.1(e) shall be limited to a period equal to the term of the PRC Lease Agreement.

          (d) if a Claim for indemnification is made prior to the termination of the Sellers' indemnification obligations as provided in Section 11.1.2(a),
     (b) or (c), such termination shall not affect or in any way impair the rights of the Indemnitee to indemnification in respect of the particular matter as to which the Claim is made, whether or not the amount of indemnification to which the Indemnitee is entitled in respect of such matter shall have been determined prior to such termination;

          (e) not be applicable to indemnify Purchaser and E-TEK until the aggregate of all Losses arising out of Claims sustained by Purchaser and E-TEK, taken as a whole, exceeds a base of US$100,000 whereupon the full amount of such Claims (including such initial US$100,000) shall be recoverable;

          (f) the maximum aggregate liability of Sellers under Section 11.1 shall not exceed (i) Eight Million United States Dollars (US$8,000,000) in the aggregate (the "General Indemnification Limitation") with respect to Claims other than those set out in (ii) and (iii) below, (ii) Twenty-Four Million United States Dollars (US$24,000,000) in the aggregate (inclusive of any Claims made against the General Indemnification Limitation) with respect to Claims made by Purchaser and E-TEK (a) with respect to any breach of any representation or warranty contained in Sections 4.2.2. 4.2.3, 4.2.4, 4.5, 4.9.2, 4.12.2, 4.12.3 and 4.26; (b) arising or related to matters set forth in Section  11.1.1(c)(1)  through  (5);  and (c) under
     Section 11.1.1(d) which arise or are asserted within one (1) year after the Closing Date, and (iii) the aggregate amount of the Purchase Consideration with respect to Claims relating to any breach of any representation or warranty contained in Section 4.2.5; and

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

          (g) EXCEPT FOR THE OBLIGATION TO INDEMNIFY PURCHASER AND E-TEK FOR ALL DAMAGES ARISING OR RELATING TO THE BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 4.2.2, 4.2.3, 4.2.4, 4.2.5, 4.5, 4.9.2,
     4.12.2, 4.12.3 and 4.26 UNDER NO OTHER CIRCUMSTANCES SHALL SELLERS BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING HEREUNDER OR RELATING HERETO, EVEN IF SELLERS HAVE BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

          11.1.3......SMC  Parent  Guarantee.  SMC  shall  cause  SMC  Parent to guarantee the indemnification obligations of SMC under this Section 11.1, in favor of Purchaser and E-TEK, and shall cause SMC Parent to execute and deliver the SMC Parent Guarantee to Purchaser and E-TEK at the Closing.

  11.2  Indemnification by Purchaser and E-TEK.

          11.2.1......Purchaser   and  E-TEK,   jointly  and  severally,   shall
     indemnify, defend, save and hold Sellers harmless from and against any Loss arising out of, resulting from or attributable to:

          (a) any breach of any representation or warranty by Purchaser or E-TEK contained herein or in any document delivered hereunder;

          (b) any breach of any covenant or agreement by Purchaser or E-TEK contained herein to be performed on or prior to the Closing Date;

          (c) any Loss of any Acquired Entity with respect to the conduct of its business on and after the Closing Date, arising out of, or resulting from, or attributable to:

          (1) any taxes imposed on any Acquired Entity or its assets on or after the Closing Date that is not attributable to the business or operations of such Acquired Entity prior to the Closing Date;

          (2) any products produced by any Acquired Entity on or after the Closing Date or any services performed by any Acquired Entity on or after the Closing Date;

          (3) any injuries to, or the contraction of any diseases or health conditions by, any person resulting from exposure to Hazardous Materials on or after the Closing Date that is not attributable to conditions existing prior to the Closing Date;

          (4) the generation, processing, treatment, handling, storage or disposal of or contamination by (including any presence, spill, seep, leak, emission, discharge, escape, migration, release or threat of release of any Hazardous Materials) any Hazardous Materials, whether on or off the Real Estate or other premises from which any Acquired Entity's business shall be conducted on or after the Closing Date and that is not attributable to conditions existing prior to the Closing Date, including costs and penalties incurred in the investigation, monitoring, cleanup or correction of any such event; and

          (5) any pollution or other damage or injury to the environment, whether on or off the Real Estate or other premises from which any Acquired Entity's business shall be conducted, occurring on or after the Closing Date and not attributable to conditions existing prior to the Closing Date, including costs and penalties incurred in the investigation, monitoring, cleanup or correction of any such event;

          (d) any Loss of SMC Parent resulting from E-TEK's failure to perform E-TEK's obligations under any guarantee provided by E-TEK to Bank of America National Trust and Savings Association in substitution of the Continuing Guarantee dated September 4, 1998 described in Section 10.7 to secure the continued availability of the existing banking facilities of KAIFA USA referred to in Section 10.7; and

          (e) any and all legal or administrative actions, suits, proceedings, demands or Orders, costs and expenses incidental to any of the matters set forth in this Section 11.2.1.

          11.2.2......The obligation of each of Purchaser and E-TEK to indemnify each of the Sellers as set forth in Sections 11.2.1 shall be subject to the following limitations:

          (a) in respect of any breach of any representation or warranty of the E-TEK or Purchaser, shall be subject to the limitation periods provided in
     Section 11.4, after which time if no claims have been made against E-TEK or Purchaser with respect to a breach of any representation or warranty, E-TEK or Purchaser shall have no further liability hereunder with respect to the representation or warranty;

          (b) the obligation of E-TEK and Purchaser to provide indemnification to Claims arising from that party's fraudulent acts shall expire as provided by applicable law;

          (c) subject to the provisions of Section 11.2.2(f), the indemnification obligation of Purchaser and E-TEK pursuant to Section 11.2.1(c)(1) shall be limited to the applicable statute of limitations; and the indemnification obligation of Purchaser and E-TEK pursuant to Sections 11.2.1(c)(2) through (5) shall be limited to three (3) years after the Closing Date.

          (d) if a Claim for indemnification is made prior to the termination of the indemnification obligations of E-TEK and Purchaser as provided in
     Section 11.2.2(a), (b) or (c), such termination shall not affect or in any way impair the rights of the Indemnitee to indemnification in respect of the particular matter as to which the Claim is made, whether or not the amount of indemnification to which the Indemnitee is entitled in respect of such matter shall have been determined prior to such termination;

          (e) not be applicable to indemnify Sellers until the aggregate of all Losses arising out of Claims sustained by Sellers, taken as a whole, exceeds a base of US$100,000 whereupon the full amount of such Claims (including such initial US$100,000) shall be recoverable;

          (f) the  maximum  aggregate  liability  of E-TEK and  Purchaser  under
     Section  11.2 shall not  exceed (i) Eight  Million  United  States  Dollars
     (US$8,000,000) in the aggregate (the "E-TEK General Indemnification Limitation") with respect to Claims other than those set out in (ii) below, and (ii) Twenty-Four Million United States Dollars (US$24,000,000) in the aggregate (inclusive of any Claims made against the E-TEK General Indemnification Limitation) with respect to Claims made by Sellers (a) with respect to any breach of any representation or warranty contained in Sections 6.2 and 6.4; (b) arising or related to matters set forth in
     Section 11.2.1(c)(1) through (5); and (c) under Section 11.2.1(e) which arise or are asserted within one (1) year after the Closing Date;

          (g) UNDER NO CIRCUMSTANCES SHALL PURCHASER OR E-TEK BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING HEREUNDER OR RELATING HERETO, EVEN IF PURCHASER OR E-TEK HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

  11.3  Indemnification Procedures.

          11.3.1......For   the  purposes  of  this  Section   11.3,   the  term
     "Indemnitee" shall refer to the person or persons entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 11.1 or 11.2. The term "Indemnitor" shall refer to the person or persons having the obligation to indemnify pursuant to such provisions.

          11.3.2......An  Indemnitee shall promptly give the Indemnitor  written notice of any matter or fact which an Indemnitee has determined has given rise to a right or claim of indemnification under this Agreement (a "Claim"), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnitee shall give the Indemnitor prompt written notice of such Third Party Claim, and shall permit the Indemnitor, at its option, to control the investigation, defense, settlement and discharge of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the investigation, defense, settlement and discharge of such Third Party Claim at its expense and through counsel of its choice. In the event that the Indemnitor exercises its right to undertake the investigation, defense, settlement and discharge of any such Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such investigation, defense, settlement and discharge, and shall make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the investigation, defense, settlement and discharge against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such investigation, defense, settlement and discharge, and shall make available to the Indemnitee all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, unless the settlement involves only the payment of money by the Indemnitor. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

  11.4 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of Sellers, Purchaser and E-TEK shall survive the Closing and the consummation of the transactions contemplated by this Agreement and shall continue until eighteen (18) months from the Closing Date, at which time all representations and warranties shall expire; provided, however, that the representations, warranties and covenants in Sections 4.2.2, 4.2.3, 4.2.4, 4.2.5, 4.5, 4.9.2, 4.12.2, 4.12.3 and 4.26 shall continue for three (3) years after the Closing Date.

  11.5  General Provisions on Indemnification.

          11.5.1......Except for breaches of this Agreement resulting from fraud or intentional misrepresentation, the indemnification provisions contained in this Section 11 shall be the exclusive post-closing remedy for damages available to an Indemnitee with respect to the matters specified in Section
     11.1 and Section 11.2, but specific performance and injunctive relief, but not rescission, shall be available with respect to breaches of covenants or agreements by or on behalf of an Indemnitor contained in this Agreement.

          11.5.2......Losses  shall be determined  after taking into account (i)
     the amount of any tax benefit or tax detriment inuring to the Indemnitee or any of its Affiliates arising from the facts and circumstances giving rise to such Loss and (ii) any insurance proceeds received by an Indemnitee or its Affiliates from a nonaffiliated insurance company on account of such Losses (after taking into account any costs incurred in obtaining such proceeds and any increase, determined in the reasonable judgment of the Indemnitee and confirmed by insurance company, in insurance premiums as a result of a claim with respect to such proceeds.

          11.5.3......The  amount  of any Loss  arising  from the  breach of any representation, warranty, covenant or agreement containing a materiality qualification shall be the entire amount of such Loss incurred by the Indemnitee and not just that portion of the Loss that exceeds the relevant level of materiality.

          11.5.4......In the event that E-TEK and/or Purchaser is subject to any
     Loss for which E-TEK or Purchaser, as the case may be, is entitled to indemnification from Sellers under Sections 11.1.1 and 11.1.2, E-TEK or Purchaser, as the case may be, may give notice of such Loss, and may submit a Claim for indemnification under the Escrow Agreement. Subject to Section 11.1.2(g), the submission of a Claim by E-TEK or Purchaser under the Escrow

     Agreement shall not be deemed to constitute an election of remedies, or limit E-TEK's or Purchaser's right to indemnification as provided in Sections 11.1.1 and 11.1.2, or limit or impair E-TEK's or Purchaser's rights with respect to the enforcement of any other remedies that may be available to E-TEK or Purchaser.

12.   Termination

  12.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the written consent of E-TEK, Purchaser and Sellers.

  12.2 Termination by E-TEK or Purchaser. Prior to the Closing, this Agreement may be terminated by E-TEK and Purchaser, acting jointly, by means of written notice to Sellers, if there has been a material breach by Sellers of any representation, warranty, covenant or agreement set forth in this Agreement or any Ancillary Agreement which would cause a failure of any of the conditions set forth in Section 9.1 or 9.2 and which breach has not been cured within thirty
(30) business days following receipt by Sellers of notice of such breach.

  12.3 Termination by the Sellers. Prior to the Closing, this Agreement may be terminated by Sellers acting jointly, by means of written notice to E-TEK and Purchaser, if there has been a material breach by E-TEK or Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement or any Ancillary Agreement which would cause a failure of any of the conditions set forth in Sections 10.1 or 10.2 and which breach has not been cured within thirty
(30) business days following receipt by E-TEK and Purchaser of notice of such breach.

  12.4 Outside Date. This Agreement may be terminated by E-TEK and Purchaser acting jointly, or by Sellers acting jointly, by means of written notice if the Closing does not occur on or prior to September 30, 1999, as such date may be extended by the cure periods provided in Sections 12.2 and 12.3 or by mutual agreement of the parties, unless the failure of the Closing to occur by such date shall be due to the act or failure to act of the party seeking to terminate.

  12.5  Effect of Termination.

          12.5.1......In  the event of  termination  of this Agreement by either the Sellers or E-TEK/Purchaser as provided in this Section 12, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of E-TEK, Purchaser, Sellers, or their respective officers or directors, except that (i) the provisions of Sections 12.5.2, 13.1, 13.2.3, 13.10, 13.11 and 13.12, and the
     Confidentiality Agreement between the parties shall survive any such termination and abandonment and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

          12.5.2......In  the event that the  termination  of this  Agreement by either the Sellers or E-TEK/Purchaser as provided in this Section 12 is by reason of a breach of any representation, warranty, covenant or agreement by the other party (a "breaching party"), the breaching party shall be liable to the non-breaching party for all direct damages, including costs and expenses, suffered or incurred by the non-breaching party as a result of the breach and/or the termination of this Agreement.

13.   Miscellaneous.

  13.1 Brokerage. E-TEK, Purchaser and Sellers each represent and warrant to the other party that they have retained no broker or other person entitled to any commission, finder's fee, or other like payment with respect to the transactions contemplated herein. KAIFA USA has agreed to pay an investment banking fee to Broadview International, LLC pursuant to that certain agreement between KAIFA USA and Broadview International, LLC dated June 11, 1999. Within two (2) days after the Closing Date, E-TEK and Purchaser shall cause KAIFA USA to pay to Broadview International, LLC the sum of Six Hundred Four Thousand Four Hundred and Twenty-Two United States Dollars (US$604,422) as payment in full of all obligations of E-TEK, Purchaser, Sellers, the Company and all Acquired Entities with respect to the brokerage commission or investment banking fee payable to Broadview International, LLC with respect to the transactions contemplated in this Agreement.

  13.2  Post-Closing Covenants.

          13.2.1......Subject  to the occurrence of the Closing, for a period of three (3) years following the Closing, neither Seller nor any Affiliate of either of the Sellers (excluding any Affiliate of either Seller who has entered into the Employment Agreements, in which case, the provisions of the Employment Agreements on this subject matter shall govern) shall engage in, or acquire more than one percent (1%) of the shares or other equity interest of any person that is engaged in, any business activities which are directly competitive with the business activities or operations of any Acquired Entity, as such business activities or operations were conducted by that Acquired Entity immediately prior to the Closing Date in any country in the world. Ownership of no more than five percent (5%) of the outstanding voting stock of a corporation whose securities are listed on an internationally recognized securities exchange, whether domestic or foreign, or quoted daily in the over-the-counter listings of The Wall Street Journal shall not constitute a violation of this Section 13.2.1.

          13.2.2......For  a period of four (4)  years  following  the  Closing, neither Seller, any Affiliate of either of the Sellers, or any officer, director or employee of either of the Sellers or any Affiliate thereof (excluding any former officer, director or employee of such Affiliates) shall, directly or indirectly, recruit or solicit for employment any employee of any Acquired Entity, without the prior written authorization of Purchaser and E-TEK; provided, however, that nothing in this Section 13.2.2 shall prohibit either Seller, or any Affiliate of either Seller, from employing any current or former employee of an Acquired Entity who responds to an advertisement or generally-directed recruiting effort that does not involve solicitation of such employee of an Acquired Entity by that Seller or Affiliate of Seller.

          13.2.3......For  a period of one (1) year following the termination of this Agreement without the occurrence of the Closing, (i) neither Seller, any Affiliate of either of the Sellers, or any officer, director or employee of either of the Sellers or any Affiliate thereof (excluding any former officer, director or employee of such Affiliates) shall, directly or indirectly, recruit or solicit for employment any employee of E-TEK or Purchaser, without the prior written authorization of E-TEK and Purchaser; and (ii) neither E-TEK, Purchaser, any Affiliate of E-TEK, or any officer, director or employee of E-TEK (excluding any former officer, director or employee of such Affiliates), Purchaser or any Affiliate of E-TEK shall, directly or indirectly, recruit or solicit for employment any employee of either Seller or any Affiliate thereof, without the prior written authorization of that Seller; provided, however, that nothing in this
     Section 13.2.3 shall prohibit either Seller, or any Affiliate of either Seller, from employing any current or former employee of E-TEK or Purchaser who responds to an advertisement or generally-directed recruiting effort that does not involve solicitation of such employee of E-TEK or Purchaser by that Seller or Affiliate of Seller, or prohibit E-TEK, Purchaser or any Affiliate of E-TEK from employing any current or former employee of either Seller or any Affiliate thereof who responds to an advertisement or generally-directed recruiting effort that does not involve solicitation of such employee of that Seller or Affiliate thereof by E-TEK, Purchaser or that Affiliate of E-TEK.

          13.2.4......PRC  Lease  Agreement.  Sellers  shall  cause  Shunde  SMC
     Multi-Media Products Co., Ltd. to enter into the PRC Lease Agreement with KAIFA PRC within sixty (60) days after the Closing.

          13.2.5......Repayment  of Loans.  Within one hundred and twenty  (120)
     days after the Closing Date, KAIFA PRC shall pay off all the loans borrowed by it from Shunde SMC Multi-Media Products Co., Ltd., as described on the schedule delivered by Sellers pursuant to Section 9.13 and Sellers shall simultaneously cause the full release of E-TEK's guaranty of such loans delivered under Section 10.12 and/or any other security granted to secure such loans.

          13.2.6......Manufacturing Agreement with KAIFA Shenzhen. Sellers shall cause KAIFA Shenzhen to enter into a contract manufacturing agreement with KAIFA USA to exclusively manufacture certain products of KAIFA USA in a form acceptable to E-TEK and Purchaser within sixty (60) days after the Closing.

          13.2.7......Payments to Directors of the Company. Seven (7) days after the Closing Date, upon the effectiveness of the resignations of the directors of the Company and KAIFA USA, as provided in Section 3.5(f) of this Agreement, E-TEK shall make payments to such directors, by wire transfer, in the aggregate amount of Two Million Forty-Six Thousand Eight Hundred and Fourteen United States Dollars (US$2,046,814); in consideration for: (i) each such director releasing E-TEK, Purchaser, the Company and KAIFA USA from any and all obligations and liabilities arising from or relating to the proposed grant of stock options by the Company or KAIFA USA to such director as specified on Schedule 13.2.7; (ii) confirmation that such director has no right, title or interest in the capital stock of the Company or KAIFA USA; and (iii) the resignation by such director as a director of the Company or KAIFA USA, as the case may be.

          13.2.8......Retention  Payments  to KAIFA  USA  Employees.  Except  as
     specified on Schedule 13.2.8, on the first anniversary date of the Closing Date, E-TEK shall pay, or shall cause KAIFA USA to pay, to those employees of KAIFA USA as of the Closing Date who remain employees of KAIFA USA,


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

     E-TEK or an Affiliate of E-TEK as of such first anniversary date, retention bonuses in the aggregate amount of One Hundred Forty-Two Thousand United States Dollars (US$142,000). The payments to be made to individual employees of KAIFA USA under this Section 13.2.8 shall be as provided in
     Schedule 13.2.8;  provided,  however,  that except as specified on Schedule
     13.2.8 no employee of KAIFA USA listed in that Schedule 13.2.8 shall be entitled to receive any retention bonus payment under this Section 13.2.8 unless that employee remains continuously employed by KAIFA USA, E-TEK or an Affiliate of E-TEK between the Closing Date and the first anniversary thereof. In the event that the total amount of retention bonuses actually paid by E-TEK or an Affiliate of E-TEK under this Section 13.2.8 is less than One Hundred and Forty-Two Thousand United States Dollars (US$142,000), E-TEK shall pay, or shall cause Purchaser or such other E-TEK Affiliate to pay to the Sellers, in proportion to their respective percentage interest in the Company, as specified on Schedule 2.3 hereto, an amount equal to the difference between the aggregate amount of all such retention bonuses actually paid and One Hundred and Forty-Two Thousand United States Dollars (US$142,000).

  13.3 Assignment. The respective rights and obligations of Purchaser, E-TEK and Sellers under this Agreement may not be assigned or delegated by E-TEK, Purchaser or Sellers without the prior written consent of the other parties; provided, however, that E-TEK and/or Purchaser may assign this Agreement in whole or in part following the Closing to any of their Affiliates, in which event all the rights and powers of E-TEK and/or Purchaser and all remedies available to E-TEK and/or Purchaser hereunder shall extend to, and be enforceable by, such Affiliate of E-TEK or Purchaser, as applicable, and appropriate changes shall be made in all appropriate documents and in applicable parts of this Agreement, but no such assignment shall release E-TEK or Purchaser from its obligations hereunder. Nothing herein expressed or implied shall confer upon any person, other than the parties hereto or their respective successors, assigns, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  13.4  Notices.

          13.4.1......All  notices, reports and other communications between the parties hereunder shall be in writing and shall be sent by registered air mail, postage prepaid and return receipt requested, by international air courier, or by facsimile, with a confirmation copy sent by registered air mail or international air courier within twenty-four (24) hours after the time and date of facsimile transmission, addressed as follows:

          If to E-TEK:

          E-TEK Dynamics, Inc.
          1865 Lundy Avenue
          San Jose, California 95131
          Attention:  General Counsel

          With a copy to, which
          shall not constitute
          notice to:

          Baker & McKenzie
          Two Embarcadero Center, Twenty-Fourth Floor
          San Francisco, California 94111-3909
          Attention:  John F. McKenzie, Esq.

          If to Purchaser, or to the Company after the Closing, to:

          E-TEK Dynamics Group, Inc.
          1865 Lundy Avenue
          San Jose, California 95131
          Attention:  General Counsel

          If to Sellers, or to the Company prior to the Closing, to:

          SMC Optics Communications Corporation
          c/o Shell Electric Mfg. (Holdings) Co.
          Shell Industrial Building
          12 Lee Chung Street
          Chai Wan, HONG KONG
          Attention:  Billy Yung

          Cylinder Company Limited
          Craigmuir Chamber, P.O. Box 71
          Road Town, Tortola
          British Virgin Islands
          Attention:  Mr. Au-Ieong

          SMC Kaifa (Holdings) Ltd.
          c/o Shell Electric Mfg. (Holdings) Co.
          Shell Industrial Building
          12 Lee Chung Street
          Chai Wan, HONG KONG
          Attention:  Billy Yung

          AND

          SMC Kaifa (Holdings) Ltd.
          c/o KAIFA Technology, Inc.
          388 Oakmead Parkway
          Sunnyvale, CA 94086
          Attention:  Vincent S. Au-Yeung

          With a copy to, which
          shall not constitute
          notice to:

          Preston Gates & Ellis, LLP
          One Maritime Plaza, Suite 2400
          San Francisco, CA 94111
          Attention:  Lawrence B. Low, Esq.

          or to such other address as a party may from time to time designate by notice to the other.

          13.4.2......All  notices,  reports and other  communications  given in accordance with this Section 13.4 shall be deemed received: (i) if sent by registered air mail, seven (7) days after the date of mailing; (ii) if sent by international air courier, two (2) days after the date of dispatch; and
     (iii) if sent by facsimile, twenty-four (24) hours after the date and time of transmission.

  13.5 Costs. All costs and expenses incurred by Sellers in connection with this Agreement and the preparation for Closing, and the Closing hereunder, shall be paid by the Sellers and not by the Company; provided, however, if the Closing takes place, E-TEK shall pay, or shall cause KAIFA USA to pay, all legal, accounting and other professional service fees incurred by Sellers, the Company and/or KAIFA USA in connection with the transactions contemplated in this Agreement, in an amount not to exceed One Hundred Eighty Thousand Four Hundred United States Dollars (US$180,400). The expenses of Purchaser and E-TEK in connection with this Agreement and the preparation for Closing, and the Closing hereunder, including professional fees and costs of its attorneys and accountants, shall be paid by Purchaser and E-TEK.

  13.6 Public Announcement and Non-Disclosure. E-TEK may, at its reasonable discretion, determine the timing for the release, and the contents of, any public announcements of this Agreement and/or the transactions contemplated herein or in the Ancillary Agreements, provided that E-TEK shall give to Sellers an opportunity to review a copy of such announcement prior to the making of such public announcements. Sellers shall not make any such public announcement without the prior written authorization of E-TEK and Purchaser. Sellers shall not disclose the terms of this Agreement to any person except as provided in the preceding sentence.

  13.7 Incorporation by Reference. The Schedules, Exhibits, certificates and other documents attached hereto or referred to herein are deemed to be a part of this Agreement and are incorporated herein by reference.

  13.8 Entire Agreement and Amendments. This Agreement, together with the Exhibits attached hereto and all other agreements referred to herein, set forth the entire agreement between and among the parties relating to the subject matter hereof and supersede all prior agreements, understandings and communications, whether oral or written. This Agreement may not be modified, amended or terminated except by written agreement of the parties.

  13.9   Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  13.10 Governing Law. This Agreement shall be governed by, and interpreted, in accordance with the law of the State of California, U.S.A., excluding its conflicts of laws rules.

  13.11 Dispute Resolution. Any dispute relating to the validity, performance, construction or interpretation of this Agreement that cannot be resolved amicably between the parties shall be submitted to the exclusive jurisdiction of the courts, including the United States District Courts, in Santa Clara County, California. Each party hereto, including each of the Sellers, hereby irrevocably consents to the personal jurisdiction of the courts, including the United States District Courts, for the resolution of all disputes under this Agreement.

  13.12 Attorneys' Fees. In the event that a party to this Agreement commences any legal action under Section 13.11 in order to enforce any of its rights hereunder, or to recover damages for any breach or default by the other party or parties hereto of any of its (their) obligations hereunder, the prevailing party in any such legal action shall be entitled to recover from the other party all of its costs and expenses incurred in connection with such legal action, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties have caused this Share Purchase Agreement to be executed by their duly authorized representatives on the day and year first above written.


E-TEK Dynamics, Inc.                   E-TEK Dynamics Group, Inc.



By: _/s/ Michael J. Fitzpatrick        By: /s/ Michael J. Fitzpatrick
Name: Michael J. Fitzpatrick           Name:  Michael J. Fitzpatrick
Title:  President and Chief            Title:  President
Executive Officer


SMC Optics Communications Corporation  Cylinder Company Limited


By: /s/ Billy Yung                     By: /s/ Vincent S. Au-Yeung
Name: Billy Yung                       Name: Vincent S. Au-Yeung
Title: Director                        Title: Director

                                    EXHIBITS


Exhibit A        Form of the Escrow Agreement
Exhibit B        Form of the Employment Agreements
Exhibit C        Form of the Confidentiality and Invention Assignment Agreement
Exhibit D        Copy of the Stock Option Plan
Exhibit E        Form of SMC Parent Guarantee
Exhibit F        Form of Transfer and  Conversion  Contract,  together  with the
                 Amended Articles of Association exhibited thereto
Exhibit G        Terms of the PRC Lease Agreement